Exhibit 3.1

NautaDutilh N.V.

OMZETTING EN STATUTENWIJZIGING

EURAND B.V.

Heden, dertig november tweeduizend zes, verscheen voor mij, mr. Wijnand Hendrik Bossenbroek, notaris te Amsterdam:

de heer Mr Thijs Paul Heino Olthoff, werkzaam ten kantore van mij, notaris, te 1077 XV Amsterdam, Strawinskylaan 1999, geboren te Hilversum op vijfentwintig juli negentienhonderd zevenenzeventig.

De comparant verklaarde dat de algemene vergadering van aandeelhouders van

Eurand B.V., een besloten vennootschap met beperkte aansprakelijkheid, statutair gevestigd te Amsterdam (adres: 1076 EE Amsterdam, Frederik Roeskestraat 123, handelsregisternummer: 33286876), gehouden te Amsterdam op negenentwintig november tweeduizend zes, besloten heeft de voormelde vennootschap om te zetten in een naamloze vennootschap en de statuten dien overeenkomstig algeheel te wijzigen. Deze omzetting in een naamloze vennootschap en de wijziging van de statuten is op negenentwintig november tweeduizend zes goedgekeurd door de vergadering van houders van A aandelen blijkens de notulen van die vergadering, waarvan een kopie aan deze akte is gehecht. De statuten zijn laatstelijk gewijzigd op negenentwintig november tweeduizend zes voor ondergetekende notaris.

Ter uitvoering van voormeld besluit verklaarde de comparant de voormelde vennootschap bij deze om te zetten in een naamloze vennootschap en de statuten als volgt te wijzigen:

STATUTEN

BEGRIPSBEPALINGEN

Artikel 1.

In de statuten van deze vennootschap wordt verstaan onder:

a.                    A conversiedatum: de datum waarop de A aandelen in B aandelen worden geconverteerd overeenkomstig artikel 4;

b.                   A conversieverzoek: ieder verzoek betreffende de conversie van A aandelen in B aandelen zoals bedoeld in artikel 4;

c.                    agioreserve A: de agioreserve die wordt toegerekend aan de A aandelen en welke reserve uitsluitend ten goede komt aan de houders van A aandelen;

d.                   A aandelen: de intrekbare converteerbare cumulatief preferente A aandelen in het kapitaal van de vennootschap die geconverteerd kunnen worden in B aandelen, zoals omschreven in artikel 4 en aan welke aandelen de rechten zijn verbonden als omschreven in deze statuten;

e.                    jaarrekening: de balans, de winst- en verliesrekening en de toelichting op deze stukken;

f.                      B aandelen: de gewone B aandelen in het kapitaal van de vennootschap;

g.                   directie: het bestuur van de vennootschap;

h.                   C conversiedatum: de datum waarop de C aandelen in B aandelen worden geconverteerd overeenkomstig artikel 4;

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i.                       C conversieverzoek: ieder verzoek betreffende de conversie van C aandelen in B aandelen zoals bedoeld in artikel 4;

j.                       agioreserve C: de agioreserve die wordt toegerekend aan de C aandelen en welke reserve uitsluitend ten goede komt aan de houders van C aandelen;

k.                    C aandelen: de intrekbare converteerbare cumulatief preferente C aandelen in het kapitaal van de vennootschap die geconverteerd kunnen worden in B aandelen, zoals omschreven in artikel 4 en aan welke aandelen de rechten zijn verbonden als omschreven in deze statuten;

l.                       vennootschap: de rechtspersoon waarop deze statuten betrekking hebben;

m.                 uitkeerbare reserves: het deel van het eigen vermogen van de vennootschap dat het gestorte en opgevraagde deel van het kapitaal, vermeerderd met de reserves die krachtens de wet en/of de statuten moeten worden aangehouden, te boven gaat;

n.                   algemene vergadering: het orgaan dat gevormd wordt door stemgerechtigde aandeelhouders en andere stemgerechtigden in de vennootschap dan wel de bijeenkomst van vergadergerechtigden;

o.                   groepsmaatschappij: een rechtspersoon of vennootschap waarmede de vennootschap in een economische eenheid organisatorisch verbonden is;

p.                   certificaathouders: de houders van met medewerking van de vennootschap uitgegeven certificaten van aandelen;

q.                   vergadergerechtigden: aandeelhouders, certificaathouders, alsmede vruchtgebruikers en pandhouders met certificaatrechten;

r.                      certificaatrechten: de rechten die door de wet of door deze statuten zijn toegekend aan houders van met medewerking van de vennootschap uitgegeven certificaten van aandelen;

s.                    aandeelhouders: de houders van A aandelen, de houders van B aandelen en de houders van C aandelen, tenzij het tegendeel uitdrukkelijk blijkt;

t.                      aandelen: de A aandelen, de B aandelen en de C aandelen, tenzij het tegendeel uitdrukkelijk blijkt;

u.                   dochtermaatschappij: een rechtspersoon waarin de vennootschap of een of meer van haar dochtermaatschappijen al dan niet krachtens overeenkomst met andere stemgerechtigden alleen of samen meer dan de helft van de stemrechten in de algemene vergadering kunnen uitoefenen, alsmede andere rechtspersonen en vennootschappen welke als zodanig door de wet worden aangemerkt.

NAAM EN ZETEL

Artikel 2.

1.                             De vennootschap is genaamd: Eurand N.V.

2.                             Zij is gevestigd te Amsterdam.

DOEL

Artikel 3.

De vennootschap heeft ten doel:

a.                             het deelnemen in, het financieren van, het zich op andere wijze interesseren bij en het voeren van beheer over andere ondernemingen en vennootschappen;

b.                            het verlenen van financiële diensten en ondersteuning aan groepsmaatschappijen, daaronder begrepen het geven van garanties of andere

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             zekerheden voor verplichtingen van groepsmaatschappijen;

c.                             het geven van garanties of op welke andere wijze dan ook zekerheid verlenen voor verplichtingen van derden;

d.                            het verrichten van al hetgeen met het vorenstaande in de ruimste zin verband houdt of daartoe bevorderlijk kan zijn.

KAPITAAL, AANDELEN EN CONVERSIE

Artikel 4.

1.                             Het maatschappelijk kapitaal van de vennootschap bedraagt één miljoen driehonderdduizend euro (EUR 1.300.000), verdeeld in vierenzestig miljoen negenhonderd negenennegentig duizend negenhonderd achtennegentig (64.999.998) A aandelen en vijfenzestig miljoen (65.000.000) B aandelen en twee (2) C aandelen, elk nominaal groot één eurocent (EUR 0,01).

2.                             Ingeval van een uitgifte van B aandelen, zal hetzelfde aantal A aandelen gelijktijdig worden uitgegeven. Deze bepaling is niet van toepassing in geval van conversie van A aandelen of C aandelen in B aandelen.

3.                             A aandelen zullen worden geconverteerd in B aandelen op verzoek van de houder daarvan door middel van een A conversieverzoek.

                                      De A aandelen en de B aandelen zullen op een één-op-één basis converteren.

4.                             Gelijktijdig met een conversie van A aandelen in B aandelen overeenkomstig dit artikel, zal een zodanig aantal niet geplaatste B aandelen, als overeenkomt met het aantal te converteren A aandelen worden geconverteerd in geplaatste B aandelen en zal het aantal te converteren A aandelen worden geconverteerd in een gelijk aantal niet geplaatste A aandelen.

5.                             Met betrekking tot een A conversieverzoek zal de A conversiedatum de laatste van de volgende dagen zijn:

                                      (i)      de datum van ontvangst door de directie van het A conversieverzoek, of

                                      (ii)     de dag van het passeren van de akte van statutenwijziging indien deze voor de conversie vereist is.

De vennootschap is gehouden om opgave van de conversie te doen bij de Kamer van Koophandel en Fabrieken tot welker ressort de vennootschap behoort, binnen acht dagen na de conversiedatum.

6.                             C aandelen zullen worden geconverteerd in B aandelen op verzoek van de houder daarvan door middel van een C conversieverzoek.

                                      De C aandelen en de B aandelen zullen op een één-op-één basis converteren.

7.                             Gelijktijdig met een conversie van C aandelen in B aandelen overeenkomstig dit artikel, zal een zodanig aantal niet geplaatste B aandelen, als overeenkomt met het aantal te converteren C aandelen worden geconverteerd in geplaatste B aandelen en zal het aantal te converteren C aandelen worden geconverteerd in een gelijk aantal niet geplaatste C aandelen.

8.                             Met betrekking tot een C conversieverzoek zal de C conversiedatum de laatste van de volgende dagen zijn:

                                      (i)      de datum van ontvangst door de directie van het C conversieverzoek, of

                                      (ii)     de dag van het passeren van de akte van statutenwijziging indien deze voor de conversie vereist is.

De vennootschap is gehouden om opgave van de conversie te doen bij de Kamer

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van Koophandel en Fabrieken tot welker ressort de vennootschap behoort, binnen acht dagen na de conversiedatum.

9.                             Direct na effectuering van de conversie van een A aandeel of een C aandeel, zal de directie de wijzigingen in het register van aandeelhouders aantekenen.

EMISSIE EN VOORKEURSRECHT

Artikel 5.

1.                             Uitgifte van aandelen geschiedt ingevolge een besluit van de algemene vergadering, op voorstel van de vergadering van houders van A aandelen. De algemene vergadering kan, op voorstel van de vergadering van houders van A aandelen, bij een besluit de directie voor een bepaalde duur van ten hoogste vijf jaren aanwijzen als het tot uitgifte bevoegde orgaan. Bij de aanwijzing moet worden bepaald hoeveel aandelen mogen worden uitgegeven en kunnen nadere voorwaarden worden gesteld. De aanwijzing kan telkens voor niet langer dan vijf jaren worden verlengd.

                                      Een bij besluit van de algemene vergadering gegeven aanwijzing kan niet worden ingetrokken, tenzij intrekking van de aanwijzing expliciet werd toegestaan in de betreffende aanwijzing. Voor zolang als de directie is aangewezen komt de bevoegdheid tot uitgifte de algemene vergadering niet toe. De directie wordt hierbij voor een periode van vijf jaar, derhalve tot en met dertig november tweeduizend elf aangewezen als het orgaan bevoegd tot uitgifte van zodanig aantal aandelen als van tijd tot tijd is begrepen in het maatschappelijk kapitaal van de vennootschap, welke aanwijzing door de algemene vergadering kan worden ingetrokken op voorstel van de vergadering van houders van A aandelen. Een besluit van de algemene vergadering tot uitgifte of aanwijzing als bedoeld in dit lid behoeft een voorafgaand of gelijktijdig goedkeurend besluit van de elke groep van houders van aandelen van dezelfde soort aan wier rechten de uitgifte afbraak doet.

2.                             Iedere houder van aandelen heeft bij uitgifte van aandelen een voorkeursrecht naar evenredigheid van het gezamenlijke bedrag van zijn aandelen, onverminderd het bepaalde in dit artikel en het in de wet bepaalde. Er is geen voorkeursrecht ingeval aandelen worden uitgegeven tegen inbreng anders dan in geld. Er is verder geen voorkeursrecht op aandelen die worden uitgegeven aan werknemers van de vennootschap of van een groepsmaatschappij.

3.                             Indien ter zake van een uitgifte een voorkeursrecht bestaat, stelt het tot uitgifte bevoegde orgaan, met inachtneming van het in dit artikel bepaalde, bij het besluit tot uitgifte de wijze waarop en het tijdvak waarin het voorkeursrecht kan worden uitgeoefend vast.

4.                             Het voorkeursrecht genoemd in lid 2 kan worden beperkt of uitgesloten. In het voorstel hiertoe moeten de redenen voor het voorstel en de keuze van de voorgenomen koers van uitgifte schriftelijk worden toegelicht.

                                      Beperking of uitsluiting van het voorkeursrecht geschiedt krachtens een besluit van de algemene vergadering, tenzij de directie daartoe door de algemene vergadering is aangewezen. Die bevoegdheid kan bij besluit van de algemene vergadering, op voorstel van de vergadering van houders van A aandelen, voor een bepaalde duur van ten hoogste vijf jaar aan de directie worden verleend doch

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                                      een zodanige aanwijzing kan alleen geschieden, indien de directie tevens is of tegelijkertijd wordt aangewezen als het tot uitgifte bevoegde orgaan. De aanwijzing kan telkens voor niet langer dan vijf jaren worden verlengd. Tenzij intrekking van de aanwijzing expliciet is toegestaan in de betreffende aanwijzing, kan zij niet worden ingetrokken. De directie wordt hierbij voor een periode van vijf jaar, derhalve tot dertig november tweeduizend elf aangewezen als het orgaan bevoegd tot beperking of uitsluiting van het voorkeursrecht, welke aanwijzing door de algemene vergadering kan worden ingetrokken op voorstel van de vergadering van houders van A aandelen.

5.                             Voor een besluit van de algemene vergadering tot beperking of uitsluiting van het voorkeursrecht of tot aanwijzing van de directie als daartoe bevoegd orgaan is een meerderheid van ten minste twee derden der uitgebrachte stemmen vereist, indien minder dan de helft van het geplaatste kapitaal in de vergadering is vertegenwoordigd. De vennootschap legt binnen acht dagen na het besluit een volledige tekst daarvan neer ten kantore van het handelsregister.

6.                             Binnen veertien dagen nadat een besluit tot uitgifte met voorkeursrecht is genomen wordt een schriftelijke mededeling aan alle aandeelhouders gezonden aan het in het register van aandeelhouders vermelde adres.

Het voorkeursrecht kan worden uitgeoefend gedurende tenminste vier weken na de dag van verzending van de aankondiging aan de aandeelhouders.

7.                             Voor de toepassing van het bepaalde in dit artikel wordt met de uitgifte van aandelen gelijkgesteld het verlenen van een recht tot het nemen van aandelen. Aandeelhouders hebben echter geen voorkeursrecht (i) op aandelen die worden uitgegeven aan iemand die een voordien reeds verkregen recht tot het nemen van aandelen uitoefent of (ii) bij de conversie van A aandelen in B aandelen of (iii) bij de conversie van C aandelen in B aandelen.

8.                             Voor de uitgifte van een aandeel is vereist een daartoe bestemde ten overstaan van een Nederlandse notaris, verleden akte waarbij de betrokkenen partij zijn.

9.                             Bij het nemen van een aandeel moet daarop het nominale bedrag, alsmede indien het aandeel voor een hoger bedrag wordt genomen het verschil tussen die bedragen, worden gestort. Bedongen kan worden dat een deel, ten hoogste drie vierden van het nominale bedrag eerst behoeft te worden gestort nadat de vennootschap het zal hebben opgevraagd.

10.                       De storting op aandelen moet in geld geschieden voorzover niet met inachtneming van het bepaalde in artikel 2:80b Burgerlijk Wetboek een andere wijze van storting is overeengekomen. De directie kan instemmen met storting op de C aandelen anders dan in geld zonder voorafgaande goedkeuring van de algemene vergadering.

11.                       Stortingen op A aandelen of op C aandelen boven de nominale waarde van die aandelen zullen worden toegevoegd aan de agioreserve A respectievelijk de agioreserve C.

12.                       De vennootschap noch één van haar dochtermaatschappijen mag leningen verstrekken, zekerheid stellen, een koersgarantie afgeven, zich op andere wijze sterk maken of zich hoofdelijk of anderszins naast of voor anderen verbinden met het oog op het nemen of verkrijgen door anderen van aandelen of cer

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                                      tificaten daarvan in de vennootschap.

VERKRIJGING EN VERVREEMDING VAN EIGEN AANDELEN

Artikel 6.

1.                             De vennootschap kan geen eigen aandelen nemen.

2.                             De vennootschap is bevoegd volgestorte aandelen in haar kapitaal onder bezwarende titel te verkrijgen indien:

                                      a.       het eigen vermogen, verminderd met de verkrijgingsprijs, niet kleiner is dan het gestorte en opgevraagde deel van het kapitaal vermeerderd met de reserves die krachtens de wet of de statuten moeten worden aangehouden;

                                      b.      het nominale bedrag van de te verkrijgen en de reeds door de vennootschap en haar dochtermaatschappijen tezamen gehouden aandelen in haar kapitaal niet meer dan de tien procent (10%) van het geplaatste kapitaal bedraagt;

                                      c.       de algemene vergadering de directie daartoe heeft gemachtigd. Deze machtiging geldt voor ten hoogste achttien maanden. De algemene vergadering moet in de machtiging bepalen hoeveel aandelen mogen worden verkregen, hoe zij mogen worden verkregen en tussen welke grenzen de prijs moet liggen.

                                      Voor het bepaalde onder a. is bepalend de grootte van het eigen vermogen volgens de laatst vastgestelde balans, verminderd met de verkrijgingsprijs voor aandelen in het kapitaal van de vennootschap en uitkeringen uit winst of reserves aan anderen, die zij en haar dochtermaatschappijen na de balansdatum verschuldigd werden. Is een boekjaar meer dan zes maanden verstreken zonder dat de jaarrekening is vastgesteld, dan is verkrijging overeenkomstig dit lid niet toegestaan.

3.                             Verkrijging door de vennootschap van niet volgestorte aandelen in haar kapitaal is nietig.

4.                             Voor vervreemding van eigen aandelen door de vennootschap is de goedkeuring van de algemene vergadering vereist.

5.                             Onder het begrip aandelen in dit artikel zijn certificaten daarvan begrepen.

VERMINDERING VAN HET GEPLAATSTE KAPITAAL

Artikel 7.

1.                             De algemene vergadering kan besluiten tot vermindering van het geplaatste kapitaal door intrekking van aandelen of door het bedrag van aandelen bij statutenwijziging te verminderen. In dit besluit moeten de aandelen waarop het besluit betrekking heeft, worden aangewezen en moet de uitvoering van het besluit zijn geregeld. Het gestorte en opgevraagde deel van het kapitaal mag niet kleiner worden dan het ten tijde van het besluit krachtens de wet voorgeschreven minimumkapitaal. Een besluit van de algemene vergadering tot vermindering van het geplaatste kapitaal behoeft een voorafgaand of gelijktijdig goedkeurend besluit van de elke groep van houders van aandelen van dezelfde soort aan wier rechten de uitgifte afbraak doet. Voor een besluit van de algemene vergadering tot vermindering van het geplaatste kapitaal is een meerderheid van ten minste twee derden der uitgebrachte stemmen vereist, indien minder dan de helft van het geplaatste kapitaal in de vergadering is vertegenwoordigd; deze bepaling is van overeenkomstige toepassing op een besluit als bedoeld in de vorige volzin.

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2.                             Een besluit tot intrekking kan slechts betreffen:

                                      a.       aandelen die de vennootschap zelf houdt of waarvan zij de certificaten houdt;

                                      b.      alle A aandelen; en/of

c.       alle C aandelen.

                                      Het bepaalde in lid 3 van dit artikel is op de intrekking van alle A aandelen van toepassing. Op de intrekking van alle C aandelen is het bepaalde in lid 4 van dit artikel van toepassing.

3.                             Indien A aandelen worden ingetrokken, zal de nominale waarde per A aandeel en een bedrag gelijk aan het saldo van de agioreserve A naar evenredigheid op ieder A aandeel worden terugbetaald.

De A aandelen kunnen uitsluitend op verzoek van de directie worden ingetrokken. Bij een dergelijk verzoek zal de directie een algemene vergadering bijeenroepen, te houden binnen dertig dagen na ontvangst van het verzoek waarin het besluit tot intrekking van de in het verzoek aangeduide A aandelen met terugbetaling aan de orde wordt gesteld. De leden 6 en 7 van dit artikel zijn van toepassing.

4.                             Indien C aandelen worden ingetrokken, zal de nominale waarde per C aandeel en een bedrag gelijk aan het saldo van de agioreserve C naar evenredigheid op ieder C aandeel worden terugbetaald.

De C aandelen kunnen uitsluitend worden ingetrokken op verzoek van de vergadering van houders van C aandelen gericht aan de directie. Bij een dergelijk verzoek zal de directie een algemene vergadering bijeenroepen, te houden binnen dertig dagen na ontvangst van het verzoek waarin het besluit tot intrekking van de in het verzoek aangeduide C aandelen met terugbetaling aan de orde wordt gesteld. De leden 6 en 7 van dit artikel zijn van toepassing.

5.                             Gedeeltelijke terugbetaling op aandelen of ontheffing van de verplichting tot storting is slechts mogelijk ter uitvoering van een besluit tot vermindering van het bedrag van de aandelen. Zulk een terugbetaling of ontheffing moet naar evenredigheid op alle aandelen geschieden.

                                      Van het vereiste van evenredigheid mag worden afgeweken met instemming van alle betrokken aandeelhouders.

6.                             De oproeping tot een vergadering waarin een in dit artikel genoemd besluit wordt genomen, vermeldt het doel van de kapitaalvermindering en de wijze van uitvoering.

                                      Het tweede, derde en vierde lid van artikel 2:123 Burgerlijk Wetboek zijn van overeenkomstige toepassing.

7.                             De vennootschap legt de in lid 1 van dit artikel bedoelde besluiten neer ten kantore van het handelsregister bij de Kamer van Koophandel en Fabrieken tot welker ressort de vennootschap behoort en kondigt de nederlegging aan in een landelijk verspreid dagblad; het bepaalde in de leden 2 tot en met 7 van artikel 2:99 Burgerlijk Wetboek is van toepassing.

REGISTER VAN AANDEELHOUDERS

Artikel 8.

1.                             De aandelen luiden op naam en zijn per soort doorlopend genummerd.

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             Er worden geen aandeelbewijzen uitgegeven.

2.                             De directie houdt ten kantore der vennootschap een register waarin de namen en de adressen van alle aandeelhouders zijn opgenomen met vermelding van de datum waarop de aandelen zijn verkregen, de nummers van de aandelen, de datum van erkenning of betekening alsmede het op ieder aandeel gestorte bedrag en, voor zover van toepassing, de overige gegevens bedoeld in artikel 2:85 Burgerlijk Wetboek. Iedere aandeelhouder is verplicht schriftelijk aan de directie zijn adres op te geven.

LEVERING VAN AANDELEN EN BEPERKTE RECHTEN OP AANDELEN

Artikel 9.

1.                             Voor de levering van een aandeel of de levering van een beperkt recht daarop is vereist een daartoe bestemde ten overstaan van een in Nederland standplaats hebbende notaris verleden akte waarbij de betrokkenen partij zijn.

2.                             De levering van een aandeel of de levering van een beperkt recht daarop overeenkomstig het bepaalde in het vorige lid, werkt mede van rechtswege tegenover de vennootschap.

                                      Behoudens in het geval dat de vennootschap zelf bij de rechtshandeling partij is, kunnen de aan het aandeel verbonden rechten eerst worden uitgeoefend nadat de vennootschap de rechtshandeling heeft erkend of de akte aan haar betekend is, dan wel deze heeft erkend door inschrijving in het aandeelhoudersregister.

3.                             Behoudens het bepaalde in lid 4 van dit artikel geschiedt de erkenning in de akte dan wel op grond van overlegging van een notarieel afschrift of uittreksel van de akte, in welk laatste geval door de vennootschap een gedagtekende verklaring op het overgelegde stuk wordt geplaatst.

                                      De betekening geschiedt van een notarieel afschrift of uittreksel van de akte.

4.                             De vennootschap die kennis draagt van een rechtshandeling als bedoeld in lid 2 van dit artikel kan, zolang haar geen erkenning daarvan is verzocht noch betekening van de akte aan haar is geschied, die rechtshandeling eigener beweging erkennen door inschrijving van de verkrijger van het aandeel of het beperkte recht in het aandeelhoudersregister.

                                      De vennootschap doet daarvan aanstonds bij aangetekende brief mededeling aan de bij de rechtshandeling betrokken partijen met het verzoek alsnog een afschrift of uittreksel als bedoeld in lid 3 van dit artikel aan haar over te leggen. Na ontvangst daarvan plaatst de vennootschap, ten bewijze van erkenning, een aantekening op het stuk op de wijze als bedoeld in lid 3 van dit artikel voor de erkenning wordt voorgeschreven; als datum van erkenning wordt de dag van inschrijving vermeld.

BLOKKERINGSREGELING

Artikel 10.

1.                             Een aandeelhouder, die één of meer van zijn aandelen wenst over te dragen behoeft voor die overdracht de goedkeuring van de directie.

2.                             De goedkeuring wordt verzocht bij aangetekende brief aan de directie onder opgave van de naam van de voorgestelde verkrijger(s) en het aantal aandelen waarvoor de goedkeuring wordt verzocht. Binnen veertien dagen na ontvangst van een verzoek om goedkeuring voor de overdracht van één of meer aandelen

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                                      wordt door de directie een directievergadering bijeengeroepen waaraan het desbetreffende verzoek om goedkeuring wordt voorgelegd.

3.                             De directie is verplicht binnen drie maanden nadat een aandeelhouder bij aangetekende brief als bedoeld in lid 2 om goedkeuring heeft verzocht, op het verzoek te beslissen.

                                      Wordt de goedkeuring verleend, dan wordt zulks door de directie terstond bij aangetekende brief aan de verzoeker medegedeeld. Indien de directie niet binnen drie maanden op het verzoek heeft beslist, wordt de goedkeuring geacht te zijn verleend. Wordt de goedkeuring verleend of geacht te zijn verleend dan dient de overdracht van alle aandelen, genoemd in de aangetekende brief, voorgeschreven in lid 2, binnen drie maanden nadien te geschieden, bij gebreke waarvan opnieuw goedkeuring moet worden verzocht.

4.                             De directie is bevoegd de goedkeuring voor de gevraagde overdracht te weigeren, mits door haar één of meer gegadigden worden aangewezen, die bereid zijn alle aandelen waarvoor goedkeuring voor de overdracht is verzocht tegen contante betaling over te nemen bij gebreke van welke aanwijzing de goedkeuring geacht wordt te zijn verleend.

                                      De weigering van de goedkeuring wordt onder gelijktijdige opgave van de door de directie aangewezen gegadigde(n), onder opgave van het aantal aandelen waarvoor ieder van hen maximaal gegadigd is, en in verband met het bepaalde in lid 8 en lid 9 onder opgave van de rangorde der gegadigden onderling door de directie aan de verzoeker bij aangetekende brief medegedeeld binnen acht dagen na de beslissing.

5.                             De verzoeker en de door hem aanvaarde gegadigde(n) treden in overleg omtrent de voor het aandeel of de aandelen te betalen prijs. Indien dit overleg niet tot overeenstemming heeft geleid binnen drie weken na kennisgeving bedoeld in lid 4 van dit artikel, wordt de prijs welke gelijk dient te zijn aan de waarde van het aandeel of de aandelen vastgesteld door een accountant, aan te wijzen door partijen in gemeenschappelijk overleg, of, zo zij omtrent deze aanwijzing niet tot overeenstemming zijn gekomen binnen veertien dagen nadat één der partijen aan de wederpartij heeft medegedeeld, dat zij prijsvaststelling door een accountant wenst, door de voorzitter van de Kamer van Koophandel en Fabrieken in welker handelsregister de vennootschap is ingeschreven.

6.                             De accountant brengt zijn rapport uit aan de directie.

                                      De directie deelt onverwijld aan de verzoeker en iedere gegadigde bij aangetekende brief mede welke prijs de accountant heeft vastgesteld.

7.                             Iedere gegadigde heeft gedurende een maand na verzending van de in lid 6 van dit artikel voorgeschreven aangetekende brieven het recht te verklaren dat hij niet langer of slechts voor minder aandelen gegadigd is, welke verklaringen geschieden bij aangetekende brief aan de directie.

8.                             Komen door toepassing van hetgeen in het vorige lid is bepaald één of meer aandelen vrij dan worden deze toegewezen overeenkomstig de mededeling dienaangaande als bedoeld in lid 4 aan de opvolgende gegadigden, voorzover deze(n) eventueel na toepassing van het bepaalde in lid 7, nog gegadigden zijn, en voorzover de verzoeker hen alsnog aanvaardt.

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9.                             De verzoeker heeft te allen tijde, doch uiterlijk tot een maand nadat hem definitief bekend is aan welke gegadigde(n) hij al de aandelen waarop het verzoek om goedkeuring betrekking had, kan verkopen en tegen welke prijs, het recht zijn verzoek in te trekken. Deze intrekking geschiedt bij aangetekende brief aan de directie.

10.                       Nadat de hiervoor bepaalde termijn voor intrekking van het verzoek is verstreken en vaststaat, dat de door de directie aangewezen gegadigde(n) als bedoeld in lid 4 alle aandelen waarvoor de verzoeker goedkeuring heeft verzocht overneemt/overnemen, is de verzoeker verplicht deze aandelen aan de betreffende gegadigde(n) te leveren tegen gelijktijdige betaling van de verschuldigde prijs door de betreffende gegadigde(n).

11.                       De overdracht van alle aandelen waarvoor de verzoeker goedkeuring voor overdracht heeft verzocht, aan de voorgestelde verkrijger(s), genoemd in het aangetekend schrijven, voorgeschreven in lid 2, is vrij indien niet alle aandelen tegen contante betaling door de door de directie aangewezen gegadigde(n) als bedoeld in lid 4 worden overgenomen en mits de verzoeker zijn verzoek niet heeft ingetrokken en mits de levering plaats heeft binnen drie maanden nadat is komen vast te staan, dat niet alle aandelen worden overgenomen.

12.                       De kosten en het honorarium verschuldigd aan de in lid 5 bedoelde accountant zijn voor rekening van:

                                      a. de verzoeker, indien deze zich terugtrekt;

                                      b.      de verzoeker voor de helft en de gegadigde(n) kopers voor de andere helft, indien de aandelen door gegadigde(n) zijn gekocht, met dien verstande dat iedere koper in de kosten bijdraagt in verhouding van het aantal door hem gekochte aandelen;

                                      c.       de vennootschap, indien de gegadigde(n) niet alle aandelen voor de overdracht waarvan door de verzoeker goedkeuring is verzocht, heeft/hebben overgenomen.

13.                       Ingeval:

                                      a. een aandeelhouder overlijdt;

                                      b.      een aandeelhouder in staat van faillissement wordt verklaard en deze faillietverklaring onherroepelijk is geworden of ingeval een aandeelhouder surséance van betaling verkrijgt, onder curatele wordt gesteld met benoeming tot curator van een persoon aan wie hij zijn aandelen niet vrijelijk mocht overdragen of op welke andere wijze ook het vrije beheer over zijn vermogen verliest;

                                      c.       een wettelijke goederengemeenschap krachtens huwelijk of geregistreerd partnerschap waarvan aandelen deel uitmaken, anders dan door het overlijden van de aandeelhouder wordt ontbonden;

                                      d.      van ontbinding van een rechtspersoon, een maatschap, een vennootschap onder firma, een commanditaire vennootschap of enigerlei andere vennootschap, welke aandeelhouder is;

                                      e.       van toedeling van aandelen bij verdeling van enige andere gemeenschap dan die bedoeld onder c en d van dit lid;

                                      f.       van overgang van aandelen tengevolge van fusie of splitsing;

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                                      g.      door overdracht of andere overgang van aandelen, danwel door overgang van stemrecht op aandelen of door uitgifte van aandelen de zeggenschap over een rechtspersoon, welke aandeelhouder is door één of meer anderen wordt verkregen in de zin van het SER-Besluit Fusiegedragsregels 1975, zulks ongeacht of die gedragsregels op de betreffende verkrijging van toepassing zijn, rust op de aandeelhouder, diens rechtverkrijgenden of wettelijke vertegenwoordiger casu quo de nieuwe aandeelhouders de verplichting daarvan aan de directie bij aangetekende brief kennis te geven, zulks binnen dertig dagen na het ontstaan van die verplichting.

                                      Onmiddellijk na ontvangst van deze aangetekende brief deelt de directie aan de betrokken aandeelhouder, diens rechtverkrijgenden of wettelijke vertegenwoordiger casu quo de nieuwe aandeelhouders mede, dat zodanige kennisgeving geldt als een verzoek tot aanwijzing van één of meer gegadigden aan wie alle aandelen van de betrokkene(n) tegen contante betaling kunnen worden overgedragen.

14.                       Binnen drie maanden na ontvangst van de in het vorige lid bedoelde aangetekende brief is de directie verplicht de in lid 13 van dit artikel bedoelde gegadigde(n) aan te wijzen. De leden 5 tot en met 12 van dit artikel vinden dan overeenkomstige toepassing, met dien verstande dat de verzoeker verplicht is de aangewezen gegadigden te aanvaarden en niet het recht heeft zich terug te trekken, terwijl in het geval dat de directie binnen de in dit artikel gestelde termijn geen persoon of personen heeft aangewezen aan wie de betreffende aandelen tegen contante betaling moeten worden overgedragen of in een geval, waarin de verzoeker vrij is de aandelen waarvoor goedkeuring voor de overdracht is verzocht, over te dragen, de aandeelhouder, diens rechtverkrijgenden casu quo de nieuwe aandeelhouders slechts het recht hebben die aandelen te behouden. Het niet voldoen aan de verplichting tot overdracht van aandelen op grond van het bepaalde in dit lid heeft tot gevolg dat na het verstrijken van de hiervoor genoemde termijn het aan de aandelen verbonden vergader- en stemrecht niet kan worden uitgeoefend en dat het recht op dividend wordt opgeschort zolang niet aan die verplichting wordt voldaan.

15.                       Blijft de aandeelhouder of blijven diens rechtverkrijgenden casu quo de nieuwe aandeelhouders ondanks daartoe strekkende sommatie van de directie in gebreke met het voldoen aan de verplichting als bedoeld in lid 13, dan worden betrokkenen geacht aan die verplichting te hebben voldaan op het tijdstip dat de directie hen zulks bij aangetekende brief mededeelt. De directie zal alsdan binnen drie maanden na verzending van gemelde aangetekende brief/brieven de directievergadering houden als bedoeld in lid 14, zijnde het bepaalde in lid 14 overigens van overeenkomstige toepassing.

16.                       Blijft een aandeelhouder of blijven diens rechtverkrijgenden casu quo de nieuwe aandeelhouders ondanks daartoe strekkende sommatie van de directie in gebreke te voldoen aan het bepaalde in lid 15 dan is de directie onherroepelijk gemachtigd aan het aldaar bepaalde namens hem (hen) te voldoen.

17.                       Het vorenstaande vindt overeenkomstige toepassing indien betrokkene(n) in

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             gebreke blijft/blijven het aandeel of de aandelen te leveren tegen betaling van de overeengekomen of vastgestelde prijs.

                                      De directie zal dan de levering namens de betrokkene(n) bewerkstelligen en de daartoe nodige akte(n) tekenen.

                                      De overeengekomen of vastgestelde prijs moet alsdan ten behoeve van de betrokkene(n) bij de vennootschap worden gestort.

18.                       Voor de toepassing van dit artikel worden claims met aandelen gelijkgesteld.

VRUCHTGEBRUIK EN PANDRECHT OP AANDELEN

Artikel 11.

1.                             De aandeelhouder heeft het stemrecht op aandelen waarop een vruchtgebruik of pandrecht is gevestigd.

2.                             In afwijking van het voorgaande lid komt het stemrecht toe aan de vruchtgebruiker of de pandhouder indien zulks bij de vestiging van het beperkt recht is bepaald en deze bepaling is goedgekeurd door de directie.

3.                             Indien een ander in de rechten van de stemgerechtigde vruchtgebruiker of pandhouder treedt, komt hem het stemrecht slechts toe, indien de overgang van het stemrecht door de directie is goedgekeurd.

4.                             De goedkeuring als hiervoor in de leden 2 en 3 bedoeld wordt verzocht bij aangetekende brieven gericht aan de directie.

                                      Binnen veertien dagen na ontvangst van het verzoek om goedkeuring wordt door de directie een binnen dertig dagen na die ontvangst te houden directievergadering bijeengeroepen, waaraan het verzoek om goedkeuring wordt voorgelegd.

6.                             De aandeelhouder die geen stemrecht heeft en de vruchtgebruiker en pandhouder die stemrecht hebben hebben certificaatrechten.

DIRECTIE

Artikel 12.

1.                             De vennootschap heeft een directie bestaande uit één of meer personen.

                                      Zowel een natuurlijke als rechtspersoon kan directeur zijn.

2.                             De algemene vergadering stelt het aantal directeuren vast.

3.                             De algemene vergadering benoemt de directeuren en is te allen tijde bevoegd iedere directeur te schorsen of te ontslaan.

4.                             Indien, ingeval van schorsing van een directeur de algemene vergadering niet binnen drie maanden tot zijn ontslag heeft besloten eindigt de schorsing.

5.                             Een directeur wordt in de algemene vergadering waarin zijn schorsing of ontslag aan de orde komt in de gelegenheid gesteld zich te verantwoorden en zich daarbij door een raadsman te doen bijstaan.

6.                             De vennootschap heeft een beleid op het terrein van de bezoldiging van de directie. Het beleid kan, ter discretie van de algemene vergadering voorzien in een vaste beloning en/of een variabele beloning afhankelijk van de winst of anderszins. Het beleid wordt vastgesteld door de algemene vergadering. Het bezoldigingsbeleid wordt schriftelijk en gelijktijdig met de aanbieding aan de algemene vergadering ter kennisneming aan de ondernemingsraad, indien ingesteld, aangeboden.

7.                             De bezoldiging en overige arbeidsvoorwaarden van de directeuren worden met

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                                      inachtneming van het bezoldigingsbeleid, bedoeld in het vorige lid, vastgesteld door de algemene vergadering.

8.                             De directie is bevoegd tot het aanstellen van één of meer procuratiehouders, desgewenst met de titel van onderdirecteur of adjunct-directeur of zodanige andere titulatuur als zij gewenst zal achten.

TAAK EN BEVOEGDHEDEN

Artikel 13.

1.                             Behoudens de beperkingen volgens deze statuten is de directie belast met het besturen van de vennootschap.

2.                             Indien er meer dan één directeur is besluiten zij met volstrekte meerderheid van stemmen.

3.                             In dat geval kan de directie een reglement opstellen waarin aangelegenheden haar intern betreffende worden geregeld.

                                      Een dergelijk reglement mag niet in strijd zijn met het bepaalde in deze statuten.

                                      Voorts kunnen de directeuren al dan niet bij reglement hun werkzaamheden onderling verdelen.

                                      Indien de directie uit haar midden een voorzitter heeft aangewezen is het door de voorzitter van de directie uitgesproken oordeel omtrent de uitslag van een stemming alsmede voorzover gestemd werd over een niet schriftelijk vastgelegd voorstel, het oordeel over de inhoud van een genomen besluit, beslissend.

                                      Wordt echter onmiddellijk na het uitspreken van het in de voorgaande zin bedoelde oordeel de juistheid daarvan betwist, dan vindt een nieuwe stemming plaats, wanneer dit bij meerderheid van stemmen wordt verlangd, of, indien de oorspronkelijke stemming niet hoofdelijk of schriftelijk geschiedde, één stemgerechtigde aanwezige dit verlangt.

                                      Door deze nieuwe stemming vervallen de rechtsgevolgen van de oorspronkelijke stemming.

                                      Bij staking van stemmen beslist de algemene vergadering.

4.                             De directie behoeft de goedkeuring van de vergadering van houders van A aandelen voor besluiten omtrent:

                                      a.       het vestigen en opheffen van filialen en/of bijkantoren, het uitbreiden van de zaken met een nieuwe tak van bedrijf en het sluiten, anders dan tijdelijk, opheffen of overdragen (in genot) van het bedrijf van de vennootschap of een deel daarvan;

                                      b.      het deelnemen in of het aanvaarden of afstand doen van het beheer over andere ondernemingen, het overdragen of liquideren van bedoelde deelnemingen, het uitbreiden van de zaken van die ondernemingen met een nieuwe tak van bedrijf en het sluiten, anders dan tijdelijk, opheffen of overdragen (in genot) van het bedrijf van die ondernemingen of een deel daarvan;

                                      c.       het aangaan, beëindigen en wijzigen van samenwerkings- en poolovereenkomsten;

                                      d.      het aangaan van enige transactie, anders dan gebruikelijke arbeidsovereenkomsten, met enige functionaris, directeur of (economisch) gerechtigde tot vijf procent (5%) of meer van het totaal geplaatste kapitaal

13

                                                van de vennootschap of van een groepsmaatschappij;

                                      e.       het verwerven van vaste bedrijfsactiva voor een bedrag, dat per transactie hoger is dan het bedrag dat is vastgesteld door de vergadering van houders van A aandelen en aan de directie is medegedeeld;

                                                de vergadering van houders van A aandelen is steeds bevoegd dat bedrag te wijzigen;

                                      f.       het sluiten - overdragen in eigendom of in genot daaronder begrepen - van het bedrijf der vennootschap of van een belangrijke deelneming der vennootschap;

g.                   de uitgifte van aandelen in het kapitaal van de vennootschap of het verlenen van rechten tot het verkrijgen van aandelen in het kapitaal van de vennootschap anders dan:

(i)                          op grond van opties, warrants, conversie rechten of rechten tot het nemen van aandelen, welke rechten reeds waren verleend ten tijde van de eerste uitgifte van A aandelen;

(ii)                       op grond van aandelenoptie-plannen, aandelenbonus-plannen of andere werknemers-optieplannen ten behoeve van werknemers van de vennootschap of van dochtermaatschappijen, welke plannen reeds in werking waren ten tijde van de eerste uitgifte van A aandelen of welke nadien zijn goedgekeurd door de houders van A aandelen; of

(iii)                    op grond van een uitgifte van aandelen krachtens artikel 4 leden 3 en 6 van deze statuten; of

(iv)                   de uitgifte van C aandelen.

                                      h.      het aangaan van alle rechtshandelingen, andere dan hiervoor genoemd, waarvan het belang of de waarde een door de vergadering van houders van A aandelen vast te stellen en aan de directie mede te delen bedrag, te boven gaat of waardoor de vennootschap voor langer dan één jaar wordt verbonden waarbij met elkaar samenhangende handelingen als één handeling worden beschouwd; de vergadering van houders van A aandelen is steeds bevoegd bedoeld bedrag te wijzigen.

5.                             De directie behoeft voorts de goedkeuring van de vergadering van houders van A aandelen voor zodanige bestuursbesluiten als de vergadering van houders van A aandelen bij haar specifiek omschreven besluit zal hebben vastgesteld en aan de directie heeft medegedeeld.

                                      In het geval dat er geen A aandelen zijn geplaatst, zal de vereiste goedkeuring zoals omschreven in de vorige alinea, dienen te worden verkregen van de algemene vergadering.

6.                             De directie behoeft de goedkeuring van de algemene vergadering voor de besluiten omtrent een belangrijke verandering van de identiteit of het karakter van de vennootschap of de onderneming, waaronder in ieder geval:

                                      a.       overdracht van de onderneming of vrijwel de gehele onderneming aan een derde;

                                      b.      het aangaan of verbreken van duurzame samenwerking van de vennootschap of een dochtermaatschappij met een andere rechtspersoon of vennootschap dan wel als volledige aansprakelijke vennote in een

14

                                                commanditaire vennootschap of vennootschap onder firma, indien deze samenwerking of verbreking van ingrijpende betekenis is voor de vennootschap;

                                      c.       het nemen of afstoten van een deelneming in het kapitaal van een vennootschap ter waarde van ten minste een derde van het bedrag van de activa volgens de balans met toelichting of, indien de vennootschap een geconsolideerde balans opstelt, volgens de geconsolideerde balans met toelichting volgens de laatst vastgestelde jaarrekening van de vennootschap, door haar of een dochtermaatschappij.

7.                             Het ontbreken van de ingevolge de leden 4, 5 en 6 van dit artikel en lid 3 van artikel 14 vereiste goedkeuring tast de vertegenwoordigingsbevoegdheid van de directie of de directeuren niet aan.

8.                             De directie is verplicht de aanwijzingen van de algemene vergadering op te volgen omtrent de algemene lijnen van het te volgen financiële, sociale en economische beleid en van het personeelsbeleid in de vennootschap en de afhankelijke maatschappijen.

9.                             Ingeval van ontstentenis of belet van één of meer directeuren is (zijn) de overblijvende directeur(en) met het gehele bestuur belast. Ingeval van ontstentenis of belet van alle directeuren of van de enige directeur berust het bestuur tijdelijk bij een persoon die daartoe door de algemene vergadering steeds moet zijn aangewezen.

10.                       De leden van de directie zijn, tenzij de algemene vergadering anders beslist, verplicht de algemene vergadering bij te wonen. Zij hebben in de algemene vergadering een adviserende stem.

VERTEGENWOORDIGING

Artikel 14.

1.                             De directie alsmede twee gezamenlijk handelende directeuren vertegenwoordigen de vennootschap.

2.                             Indien een directeur een belang heeft strijdig met dat van de vennootschap, zal zowel de directie als iedere directeur de vennootschap - mits met inachtneming van het in deze statuten bepaalde - niettemin kunnen vertegenwoordigen. De algemene vergadering is steeds bevoegd één of meer andere personen daartoe aan te wijzen. De aanwijzing kan tevens betreffen de directeur/directeuren ten aanzien van wie het tegenstrijdig belang bestaat.

3.                             Indien de directeur die een belang heeft dat strijdig met dat van de vennootschap is, niet tevens enig aandeelhouder van de vennootschap is, behoeft de directie voor het besluit tot het aangaan van de rechtshandeling de goedkeuring van de algemene vergadering.

4.                             Rechtshandelingen van de vennootschap jegens de houder van alle aandelen in het kapitaal van de vennootschap of jegens een deelgenoot in een wettelijke goederengemeenschap krachtens huwelijk of geregistreerd partnerschap waartoe alle aandelen in het kapitaal van de vennootschap behoren, waarbij de vennootschap wordt vertegenwoordigd door deze aandeelhouder of door een van de deelgenoten, worden schriftelijk vastgelegd. Voor de toepassing van de vorige zin worden aandelen gehouden door de vennootschap of haar

15

             dochtermaatschappijen niet meegeteld. Indien de eerste zin niet in acht is genomen, kan de rechtshandeling ten behoeve van de vennootschap worden vernietigd.

5.                             Het voorgaande lid is niet van toepassing op rechtshandelingen die onder de bedongen voorwaarden tot de gewone bedrijfsuitoefening van de vennootschap behoren.

ALGEMENE VERGADERINGEN

Artikel 15.

1.                             Jaarlijks wordt ten minste één algemene vergadering gehouden en wel binnen zes maanden na afloop van het boekjaar welke ondermeer bestemd is tot:

                                      a.       behoudens ingeval uitstel voor het opmaken van de jaarrekening is verleend, de behandeling van de jaarrekening en, voorzover door de wet voorgeschreven, van het jaarverslag en de overige gegevens als bedoeld in artikel 2:392 Burgerlijk Wetboek;

                                      b.      het vaststellen van de jaarrekening, behoudens ingeval uitstel voor het opmaken van de jaarrekening is verleend;

                                      c.       het vaststellen van de winstbestemming;

                                      d.      het vaststellen van eventuele tantièmes voor directeuren;

                                      e.       besluitvorming omtrent al die voorstellen welke geagendeerd zijn door de aandeelhouders en andere vergadergerechtigden in overeenstemming met het daaromtrent in de wet bepaalde;

                                      f.       het verrichten van al hetgeen de wet overigens voorschrijft.

2.                             Voorts worden algemene vergaderingen gehouden zo dikwijls een directeur dit nodig acht, onverminderd het bepaalde in het volgende lid.

3.                             De directie is verplicht een algemene vergadering bijeen te roepen, indien één of meer vergadergerechtigden die gezamenlijk ten minste tien procent (10%) van het geplaatste kapitaal vertegenwoordigen haar dit schriftelijk onder nauwkeurige opgave van de te behandelen onderwerpen verzoeken.

                                      Indien alsdan de directie in gebreke blijft een vergadering bijeen te roepen, zodanig, dat deze binnen vier weken na ontvangst van bedoeld verzoek wordt gehouden, is ieder van de verzoekers zelf tot de bijeenroeping bevoegd met inachtneming van het daaromtrent in deze statuten bepaalde.

4.                             Algemene vergaderingen worden gehouden in de statutaire plaats van vestiging van de vennootschap.

                                      In een algemene vergadering, gehouden in een andere plaats kunnen geldige besluiten eveneens worden genomen indien het gehele geplaatste kapitaal vertegenwoordigd is.

5.                             De bijeenroeping van vergadergerechtigden geschiedt, onverminderd het in lid 3 van dit artikel bepaalde, door of namens de directie door middel van aangetekende brieven, te verzenden op een termijn van ten minste veertien dagen, de dag van de oproeping en die van de vergadering niet medegerekend.

6.                             De oproeping houdt de agenda van de vergadering in.

7.                             Indien een voorstel tot statutenwijziging aan de orde zal komen wordt een afschrift van dat voorstel, waarin de voorgedragen wijzigingen woordelijk zijn opgenomen, van de dag van de oproeping tot na afloop van de vergadering ten

16

             kantore van de vennootschap voor de vergadergerechtigden ter inzage gelegd en kan ieder van hen daarvan op zijn verzoek kosteloos afschrift verkrijgen, tenzij zodanig afschrift bij de oproeping wordt gevoegd.

8.                             Indien de door de wet of de statuten gegeven voorschriften voor het oproepen en agenderen van vergaderingen en het ter inzage leggen van te behandelen onderwerpen niet in acht zijn genomen, kunnen desondanks rechtsgeldige besluiten worden genomen mits in de betreffende vergadering het gehele geplaatste kapitaal vertegenwoordigd is en mits met algemene stemmen.

Artikel 16.

1.                             De algemene vergadering wordt geleid door de voorzitter van de directie en indien de directie geen voorzitter heeft aangewezen door de oudste in functie ter vergadering aanwezige directeur.

                                      Is geen van de directeuren ter vergadering aanwezig dan voorziet de vergadering zelf in haar leiding.

2.                             De voorzitter wijst één van de aanwezigen aan voor het houden van de notulen en stelt met deze secretaris de notulen vast, ten blijke waarvan hij deze met de secretaris tekent. De notulen dienen in een notulenregister te worden opgenomen. Indien van het verhandelde ter vergadering een notarieel proces-verbaal wordt opgemaakt, behoeven notulen niet te worden gehouden en is ondertekening van het proces-verbaal door de notaris voldoende.

3.                             Iedere directeur, één of meer vergadergerechtigden die gezamenlijk ten minste tien procent (10%) van het geplaatste kapitaal vertegenwoordigen en de voorzitter van de vergadering zijn te allen tijde bevoegd opdracht te geven om op kosten van de vennootschap een notarieel proces-verbaal te doen opmaken.

4.                             Iedere vergadergerechtigde kan zich ter vergadering doen vertegenwoordigen door een schriftelijk gemachtigde.

Artikel 17.

1.                             In de algemene vergaderingen geeft ieder aandeel recht op het uitbrengen van één stem.

2.                             Voor een aandeel dat toebehoort aan de vennootschap of aan een dochtermaatschappij kan in de algemene vergadering geen stem worden uitgebracht; zulks kan evenmin voor een aandeel waarvan de vennootschap of een dochtermaatschappij certificaten houdt. Vruchtgebruikers en pandhouders van aandelen die aan de vennootschap en haar dochtermaatschappijen toebehoren zijn evenwel niet van hun stemrecht uitgesloten indien het vruchtgebruik of pandrecht is gevestigd, voordat het aandeel aan de vennootschap of een dochtermaatschappij toebehoorde. De vennootschap of een dochtermaatschappij daarvan kan geen stem uitbrengen voor aandelen waarop zij een recht van vruchtgebruik of een pandrecht heeft.

3.                             Bij de vaststelling of een bepaald gedeelte van het kapitaal vertegenwoordigd is dan wel of een meerderheid een bepaald gedeelte van het kapitaal vertegenwoordigt wordt geen rekening gehouden met aandelen waarop geen stem kan worden uitgebracht.

4.                             Stemmingen over zaken geschieden mondeling, die over personen bij ongetekende gesloten briefjes, een en ander tenzij de voorzitter van de

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             vergadering zonder tegenspraak van één van de stemgerechtigde aanwezigen een andere wijze van stemmen vaststelt of toelaat.

5.                             Voorzover in deze statuten geen grotere meerderheid is voorgeschreven worden alle besluiten genomen met volstrekte meerderheid van de uitgebrachte geldige stemmen.

6.                             Blanco stemmen worden niet als uitgebrachte stemmen geteld.

7.                             Staken de stemmen omtrent een voorstel over zaken, dan komt geen besluit tot stand.

8.                             Verkrijgt bij verkiezing van personen niemand bij de eerste stemming de volstrekte meerderheid van de uitgebrachte stemmen, dan wordt een tweede vrije stemming gehouden; verkrijgt ook dan niemand de volstrekte meerderheid, dan vinden één of meer herstemmingen plaats, totdat hetzij één persoon de volstrekte meerderheid heeft verkregen, hetzij tussen twee personen is gestemd en de stemmen staken.

                                      Bij gemelde herstemmingen - waaronder niet is begrepen de tweede vrije stemming - wordt telkens gestemd tussen de personen op wie bij de voorafgaande stemming is gestemd, evenwel uitgezonderd de persoon op wie bij de voorgaande stemming het geringste aantal stemmen is uitgebracht.

                                      Is bij de voorafgaande stemming het geringste aantal stemmen op meer dan één persoon uitgebracht, dan wordt door loting uitgemaakt op wie van die personen bij de nieuwe stemming geen stemmen meer kunnen worden uitgebracht.

                                      Ingeval bij een stemming tussen twee personen de stemmen staken beslist het lot wie van hen beiden is verkozen.

9.                             Het ter vergadering uitgesproken oordeel van de voorzitter omtrent de uitslag van een stemming is beslissend.

                                      Hetzelfde geldt voor de inhoud van een genomen besluit, voorzover gestemd werd over een niet schriftelijk vastgelegd voorstel.

10.                       Wordt echter onmiddellijk na het uitspreken van het in het voorgaande lid bedoelde oordeel de juistheid daarvan betwist, dan vindt een nieuwe stemming plaats, wanneer de meerderheid van de algemene vergadering of, indien de oorspronkelijke stemming niet hoofdelijk of schriftelijk geschiedde, één stemgerechtigde dit verlangt.

                                      Door deze nieuwe stemming vervallen de rechtsgevolgen van de oorspronkelijke stemming.

11.                       De directie houdt van de genomen besluiten aantekening. De aantekeningen liggen ten kantore van de vennootschap ter inzage van de vergadergerechtigden.

                                      Aan ieder van dezen wordt desgevraagd afschrift of uittreksel van deze aantekeningen verstrekt tegen ten hoogste de kostprijs.

Artikel 18.

1.                             Besluiten van de algemene vergadering tot:

                                      a.       wijziging van de statuten;

                                      b.      ontbinding van de vennootschap;

                                      c.       fusie of splitsing;

                                      d.      intrekking van aandelen zoals omschreven in artikel 7 van deze statuten; en

                                      e.       beperking of uitsluiting van voorkeursrechten of aanwijzing van de directie

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                      als daartoe bevoegd orgaan,

kunnen alleen worden genomen door de algemene vergadering na de voorafgaande goedkeuring van de vergadering van houders van A aandelen.

Artikel 19.

1.                             Tenzij de vennootschap certificaathouders en/of vruchtgebruikers en pandhouders met stemrecht kent, kunnen besluiten van aandeelhouders in plaats van in algemene vergaderingen ook schriftelijk - waaronder begrepen telegram-, telefax- en telexbericht - worden genomen, mits met algemene stemmen van alle tot stemmen bevoegde aandeelhouders.

2.                             De directie neemt de besluiten, welke op de wijze als in het voorgaande lid van dit artikel omschreven wijze zijn tot stand gekomen in het notulenregister van de algemene vergaderingen op en doet daarvan in de eerstvolgende algemene vergadering mededeling.

VERGADERING VAN HOUDERS VAN AANDELEN ENER SOORT

Artikel 20.

1.                             Vergaderingen van houders van aandelen ener soort (waaronder ter voorkoming van misverstanden tevens wordt begrepen de vergadering van de houders van C aandelen) worden gehouden (i) in alle gevallen waarin krachtens deze statuten een besluit van de houders van aandelen van die soort nodig is, of (ii) de directie dit nodig acht, of (iii) één of meer stemgerechtigden van houders van aandelen met betrekking tot aandelen van die soort dit schriftelijk en onder nauwkeurige opgave van de te behandelen onderwerpen aan de directie verzoeken.

2.                             Artikel 15 leden 4 tot en met 8, artikel 16 leden 2, 3 en 4 en artikel 17 leden 2 tot en met 4 en 6 tot en met 9 zijn op vergaderingen van aandelen ener soort van overeenkomstige toepassing.

3.                             Indien de directie in gebreke blijft, na een verzoek als bedoeld in lid 1 onder (iii) van dit artikel 20, een vergadering van houders van aandelen ener soort bijeen te roepen zodanig dat deze binnen vier weken na binnenkomst van het verzoek gehouden wordt, zijn de aanvragers zelf tot bijeenroeping bevoegd.

4.                             De vergadering van houders van aandelen ener soort voorziet zelf in haar leiding.

5.                             De voorzitter van de vergadering van aandelen ener soort beslist omtrent de toelating tot de vergadering van anderen dan vergadergerechtigden ten aanzien van aandelen van die soort.

6.                             In de vergadering van houders van aandelen ener soort wordt voor ieder aandeel van die soort één stem uitgebracht. Alle besluiten worden genomen met volstrekte meerderheid van stemmen.

7.                             Besluiten van houders van aandelen ener soort kunnen ook schriftelijk - waaronder begrepen telegram-, telefax- en telexbericht - worden genomen, mits met algemene stemmen van alle tot stemmen bevoegde houders van aandelen van die soort.

ACCOUNTANTSONDERZOEK

Artikel 21.

1.                             De algemene vergadering is bevoegd - en indien zulks wettelijk is

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             voorgeschreven verplicht - een accountant als bedoeld in artikel 2:393 Burgerlijk Wetboek te benoemen teneinde de door de directie opgemaakte jaarrekening te onderzoeken, daarover verslag uit te brengen aan de directie en een verklaring af te leggen.

2.                             Indien de algemene vergadering nalatig is met de benoeming van de accountant als bedoeld in lid 1 van dit artikel, geschiedt deze benoeming door de directie.

3.                             De benoeming kan te allen tijde worden ingetrokken door de algemene vergadering en door degene door wie de benoeming is geschied.

BOEKJAAR, JAARREKENING EN WINSTVERDELING

Artikel 22.

1.                             Het boekjaar van de vennootschap is gelijk aan het kalenderjaar.

2.                             De directie sluit per de laatste dag van elk boekjaar de boeken van de vennootschap af en maakt daaruit binnen vijf maanden - behoudens verlenging van deze termijn met ten hoogste zes maanden door de algemene vergadering op grond van bijzondere omstandigheden - een jaarrekening op en legt binnen deze termijn deze stukken voor aandeelhouders ter inzage ten kantore der vennootschap. Binnen deze termijn legt de directie ook het jaarverslag over. De jaarrekening wordt ondertekend door alle directeuren; indien enige ondertekening ontbreekt, dan wordt daarvan, onder opgave van de reden, melding gemaakt op de jaarrekening.

3.                             De vennootschap zorgt ervoor dat de opgemaakte jaarrekening, het jaarverslag en de krachtens lid 1 van artikel 2:392 Burgerlijk Wetboek toe te voegen gegevens vanaf de oproep tot de algemene vergadering, bestemd tot hun behandeling, te haren kantore aanwezig zijn.

                                      De vergadergerechtigden kunnen deze stukken aldaar inzien en er kosteloos een afschrift van verkrijgen.

4.                             Indien artikel 2:403 Burgerlijk Wetboek voor de vennootschap geldt blijft het bepaalde in de artikelen 2:391 tot en met 2:394 Burgerlijk Wetboek buiten toepassing.

5.                             De algemene vergadering stelt de jaarrekening vast. Deze vaststelling strekt de directeuren tot decharge voor alle handelingen, waarvan uit die stukken blijkt of welker resultaat daarin is verwerkt, tenzij uitdrukkelijk voorbehoud is gemaakt en onverminderd hetgeen in de wet daaromtrent is of zal worden bepaald.

6.                             De vennootschap gaat over tot openbaarmaking van de in dit artikel bedoelde stukken en gegevens, indien en voorzover en op de wijze zoals de artikelen 2:394 en volgende van het Burgerlijk Wetboek dit voorschrijven.

Artikel 23.

1.                             Na raadpleging van de vergadering van houders van A aandelen, zal de directie de hoogte van de in de jaarrekening op te nemen reserveringen, afschrijvingen en voorzieningen bepalen.

2.                             De winst die resteert na toepassing van het vorige lid zal ter beschikking staan van de algemene vergadering voor uitkering van dividend of ter reservering. Indien de algemene vergadering besluit tot uitkering van dividend, dan zal dat dividend, behoudens indien anders is bepaald overeenkomstig lid 3 van dit artikel, met inachtneming van het bepaalde in lid 5 van dit artikel, worden

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             uitgekeerd als volgt:

                                      a.       allereerst aan de houders van C aandelen jaarlijks een dividend ter grootte van een percentage van acht procent (8%) over de som van (i) de nominale waarde van de C aandelen plus (ii) het gewogen gemiddelde van het saldo van de agioreserve C plus (iii) enig in voorgaande jaren onbetaald gebleven dividend, naar verhouding van hun bezit aan C aandelen met dien verstande dat indien de C aandelen niet geplaatst zijn geweest gedurende het gehele jaar waarover het dividend wordt uitgekeerd het dividend wordt berekend over de periode van het betreffende jaar gedurende welke de C aandelen geplaatst zijn geweest.

                                                Mocht de winst in enig jaar daartoe niet toereikend zijn dan zal uit de winst van enig volgend jaar eerst aan de houders van C aandelen het nog ontbrekende dividend worden uitgekeerd, alvorens tot verdere winstverdeling wordt overgegaan;

                                      b.      ten tweede, aan de houders van A aandelen jaarlijks een dividend ter grootte van een percentage van tien procent (10%) over de som van (i) de nominale waarde van de A aandelen plus (ii) het gewogen gemiddelde van het saldo van de agioreserve A naar verhouding van hun bezit aan A aandelen, met dien verstande dat indien de A aandelen niet geplaatst zijn geweest gedurende het gehele jaar waarover het dividend wordt uitgekeerd het dividend wordt berekend over de periode van het betreffende jaar gedurende welke de A aandelen geplaatst zijn geweest.

                                                Mocht de winst in enig jaar daartoe niet toereikend zijn dan zal uit de winst van enig volgend jaar, na de uitkering ingevolge sub a. van dit lid, eerst aan de houders van A aandelen het nog ontbrekende dividend worden uitgekeerd, alvorens tot verdere winstverdeling wordt overgegaan;

                                      c.       het daarna resterende is ter beschikking van de algemene vergadering, op besluit genomen met een gewone meerderheid, voor uitkering in het geheel of gedeeltelijk aan de houders van A aandelen, B aandelen en C aandelen naar verhouding van hun bezit van aandelen.

          Hetgeen wat daarna resteert zal worden toegevoegd aan de reserves.

3.                             De algemene vergadering kan, bij besluit genomen met algemene stemmen in een vergadering waarin het gehele geplaatste kapitaal vertegenwoordigd is, bepalen dat het op de aandelen van iedere soort uit te keren dividend anders zal zijn dan het in lid 2 van dit artikel bepaalde, met dien verstande dat het uit te keren dividend aan de verschillende soorten aandelen niet minder mag zijn dan het in lid 2 van dit artikel bepaalde, onder gelijktijdige bepaling door de algemene vergadering van het dividend dat alsdan op de aandelen van iedere soort zal worden uitgekeerd. Indien de algemene vergadering geen besluit neemt als bedoeld in de vorige zin, wordt de winst uitgekeerd overeenkomstig het in lid 2 van dit artikel bepaalde.

4.                             Behoudens het bepaalde in lid 2 sub a. en b. van dit artikel komt, bij de berekening van het winstbedrag dat op ieder aandeel zal worden uitgekeerd, slechts het bedrag van de verplichte stortingen op het nominale bedrag van de aandelen in aanmerking.

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5.                             De vennootschap kan aan aandeelhouders en andere gerechtigden tot de voor uitkering vatbare winst slechts uitkeringen doen voorzover het eigen vermogen groter is dan het gestorte en opgevraagde deel van het kapitaal vermeerderd met de reserves die krachtens de wet of de statuten moeten worden aangehouden.

                                      Bij de berekening van de winstverdeling tellen de aandelen die de vennootschap in haar kapitaal houdt niet mede.

6.                             Uitkering van winst geschiedt na de vaststelling van de jaarrekening waaruit blijkt dat zij geoorloofd is.

7.                             De algemene vergadering en de directie zijn, met inachtneming van het bepaalde in de leden 2 en 3 van dit artikel bevoegd tot uitkering van één of meer interimdividenden te besluiten mits aan het in het vijfde lid bedoelde vereiste betreffende de vermogenstoestand van de vennootschap is voldaan.

8.                             Tenzij de algemene vergadering een ander tijdstip vaststelt zijn dividenden onmiddellijk betaalbaar na vaststelling.

9.                             Dividenden, waarover binnen vijf jaar nadat zij betaalbaar zijn geworden niet is beschikt, vervallen aan de vennootschap.

10.                       Uitkeringen (daaronder begrepen tussentijdse uitkeringen) ten laste van de agioreserve A worden slechts gedaan indien de vergadering van houders van A aandelen daartoe heeft besloten en mits aan het in het vijfde lid bedoelde vereiste betreffende de vermogenstoestand van de vennootschap is voldaan.

                                      Uitkeringen (daaronder begrepen tussentijdse uitkeringen) ten laste van de agioreserve C worden slechts gedaan indien de vergadering van houders van C aandelen daartoe heeft besloten en mits aan het in het vijfde lid bedoelde vereiste betreffende de vermogenstoestand van de vennootschap is voldaan. Storting op aandelen ten laste van de agioreserve A kunnen slechts worden gedaan na goedkeuring van de vergadering van houders van C aandelen.

11.                       Uitkering kunnen geschieden in contanten of in natura.

12.                       De algemene vergadering kan met voorafgaande goedkeuring van de directie besluiten tot uitkeringen (daaronder begrepen tussentijdse uitkeringen) uit de reserves van de vennootschap, op voorwaarde dat enige zodanige uitkering eerst zal worden aangewend ter betaling van enig dividend dat in voorgaande jaren niet is uitgekeerd overeenkomstig het bepaalde in de leden 2 en 3 (waarbij eerst het op grond van lid 2 verschuldigde zal worden betaald en daarna het op grond van lid 3 verschuldigde) en mits aan het in het vijfde lid bedoelde vereiste betreffende de vermogenstoestand van de vennootschap is voldaan. Het bepaalde in dit lid is niet van toepassing op uitkeringen uit de agioreserve A of uit de agioreserve C; op die uitkeringen is lid 10 van toepassing.

13.                       De algemene vergadering is slechts bevoegd te besluiten tot interim uitkeringen indien aan het vereiste van lid 5 van dit artikel is voldaan blijkens een tussentijdse vermogensopstelling als bedoeld in artikel 2:105 lid 4 Burgerlijk Wetboek.

ONTBINDING EN VEREFFENING

Artikel 24.

1.                             Ingeval van ontbinding van de vennootschap geschiedt de vereffening door de directie, tenzij de algemene vergadering anders beslist.

22

2.                             De algemene vergadering stelt de beloning van de vereffenaars vast.

3.                             Gedurende de vereffening blijven deze statuten voorzoveel mogelijk van kracht.

4.                             Hetgeen na betaling van alle schulden van de vennootschap van haar vermogen resteert, wordt uitgekeerd als volgt:

                                      a.       allereerst aan de houders van C aandelen de nominale waarde van hun aandelen plus een bedrag gelijk aan het saldo van de agioreserve C naar verhouding van hun bezit aan C aandelen; dan de houders van C aandelen het ontbrekende dividend voorzover het over enig jaar nog onvoldaan mocht zijn gebleven krachtens het bepaalde in artikel 23 en daarna de houders van C aandelen een bedrag gelijk aan dat gedeelte van de dividenduitkering die over het lopende boekjaar verschuldigd zou zijn geweest, berekend naar het aantal dagen van het begin van het boekjaar tot op de dag van betaling van genoemd gestort bedrag, deze uitkeringen steeds naar verhouding van hun bezit aan C aandelen;

                                      b.      ten tweede, aan de houders van A aandelen de nominale waarde van hun aandelen plus een bedrag gelijk aan het saldo van de agioreserve A naar verhouding van hun bezit aan A aandelen; dan de houders van A aandelen het ontbrekende dividend voorzover het over enig jaar nog onvoldaan mocht zijn gebleven krachtens het bepaalde in artikel 23 en daarna de houders van A aandelen een bedrag gelijk aan dat gedeelte van de dividenduitkering die over het lopende boekjaar verschuldigd zou zijn geweest, berekend naar het aantal dagen van het begin van het boekjaar tot op de dag van betaling van genoemd gestort bedrag, deze uitkeringen steeds naar verhouding van hun bezit aan A aandelen;

                                      c.       vervolgens aan de houders van B aandelen de nominale waarde van hun aandelen, deze uitkeringen steeds naar verhouding van hun bezit aan B aandelen;

                                      d.      ten slotte de houders van A aandelen, B aandelen en C aandelen het alsdan resterende naar verhouding van hun bezit aan die aandelen.

                                      Op aandelen die de vennootschap zelf houdt, kan geen liquidatie-uitkering aan de vennootschap zelf plaatshebben.

5.                             Na afloop van de vereffening blijven de boeken en bescheiden van de ontbonden vennootschap gedurende zeven jaar berusten onder degene, die daartoe door de algemene vergadering bij het besluit tot ontbinding kan worden aangewezen. Indien een aanwijzing als voormeld door de algemene vergadering niet is geschied, geschiedt deze door de vereffenaars.

SLOTVERKLARING

De comparant verklaarde tenslotte:

—                                  dat het geplaatste kapitaal van de vennootschap driehonderd achtenveertig duizend tweehonderd zesenzeventig euro en achtentwintig cent (EUR 348.276,28) bedraagt;

—                                  dat de verklaring van een accountant als bedoeld in artikel 2:72 van het Burgerlijk Wetboek aan deze akte is gehecht;

—                                  dat hij door voormelde algemene vergadering van aandeelhouders is

23

                aangewezen om de verklaring als bedoeld in artikel 2:235 van het Burgerlijk Wetboek aan te vragen of te doen aanvragen en om na het verkrijgen van die verklaring deze notariële akte van omzetting en statutenwijziging te doen verlijden;

—                                  dat bedoelde verklaring is verkregen blijkens een aan deze akte gehechte Ministeriële verklaring nummer B.V. 278766 de dato twintig november tweeduizend zes.

De comparant is mij, notaris, bekend.

Deze akte is verleden te Amsterdam op de dag aan het begin van deze akte vermeld.

Nadat vooraf door mij, notaris, de zakelijke inhoud van deze akte aan de comparant is medegedeeld en door mij, notaris, is toegelicht, heeft hij verklaard van de inhoud daarvan te hebben kennisgenomen, met de inhoud in te stemmen en op volledige voorlezing daarvan geen prijs te stellen. Onmiddellijk na beperkte voorlezing is deze akte door de comparant en mij, notaris, ondertekend.

(w.g.) T.P.H. Olthoff, W.H. Bossenbroek

UITGEGEVEN VOOR AFSCHRIFT

24

NautaDutilh N.V.

Office (unofficial) translation of the deed of conversion and amendment of the articles of association of

EURAND B.V.

In this translation an attempt has been made

to be as literal as possible,

without jeopardising the overall continuing.

Inevitably, differences may occur in translation, and

if so, the Dutch text will govern.

On this the thirtieth day of November two thousand and six, appeared before me,

Wijnand Hendrik Bossenbroek, civil law notary at Amsterdam:

Thijs Paul Heino Olthoff, employed at my office at 1077 XV Amsterdam, Strawinskylaan 1999, born in Hilversum on the twenty-fifth day of July nineteen hundred and seventy-seven.

The person appearing declared that the general meeting of shareholders of Eurand B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), having its corporate seat at Amsterdam (address: 1076 EE Amsterdam, Frederik Roeskestraat 123, trade register number: 33286876), held at Amsterdam on the twenty-ninth day of November two thousand and six, has resolved to convert the company into a public limited company (naamloze vennootschap) and to amend the articles of association of the company accordingly. The conversion into a  public limited company (naamloze vennootschap) and the amendment to the articles of association are approved by the meeting of holders of A shares on the twenty-ninth day of November two thousand and six, as is evidenced by the minutes of that meeting, of which a copy is attached to this deed.

The articles of association were last amended on the twenty-ninth day of November two thousand and six before the undersigned civil law notary.

Further to this resolution the person appearing stated to convert the company into a public limited company (naamloze vennootschap) and that the articles of association of the aforementioned company are amended as follows:

ARTICLES OF ASSOCIATION

DEFINITIONS

Article 1.

Capitalised terms used in the Articles of Association of this company are defined below:

a.                    A conversion date: the date upon which A shares are converted into B shares, in accordance with article 4;

b.                   A conversion notice: any notice regarding the conversion of A shares into B shares referred to in article 4;

c.                    A share premium reserve: the share premium allocated to the A shares and to which the holders of A shares are exclusively entitled;

d.                   A shares: the redeemable cumulative preferred A shares in the capital of the company which are convertible into B shares as described in article 4 and to which the rights as described in these Articles of Association are attached;

e.                    annual accounts: the balance sheet, the profit and loss account and explanatory notes to these documents;

f.                      B shares: the ordinary B shares in the capital of the company;

g.                   board of management: the management of the company;

h.                   C conversion date: the date upon which the C shares are converted into B shares, in accordance with article 4;

i.                       C conversion notice: any notice regarding the conversion of C shares into B shares referred to in article 4;

j.                       C share premium reserve: the share premium allocated to the C shares and to which the holders of the C shares are exclusively entitled;

k.                    C shares: the redeemable convertible cumulative preferred C shares in the capital of the company which are convertible into B shares as described in article 4 and to which the rights as described in these Articles of Association are attached;

l.                       company: the legal person (“rechtspersoon”) to which these Articles of Association appertain;

m.                 distributable reserves: that part of the company’s equity which exceeds the amount of the paid and called-up capital and the reserves which have to be reserved under the provisions of the law and/or these Articles of Association;

n.                   general meeting of shareholders: the legal body (“orgaan”) that comprises the voting shareholders and other persons within the company entitled to vote or else the meeting of persons entitled to attend meetings;

o.                   group company: a legal person (“rechtspersoon”) or company with which the company is structurally associated into an economic unity;

p.                   holders of depositary receipts for shares: holders of depositary receipts for shares issued with the cooperation of the company;

q.                   persons entitled to attend meetings: shareholders, holders of depositary receipts for shares, usufructuaries and pledgees holding the rights attached to depositary receipts for shares;

r.                      rights attached to depositary receipts for shares:  the rights which the law or these Articles of Association grant(s) to holders of depositary receipts for shares which have been issued with the cooperation of the company;

s.                    shareholders: the holders of A shares, the holders of B shares and the holders of C shares, unless the contrary is expressly stated;

t.                      shares: the A shares, the B shares and the C shares, unless the contrary is expressly stated;

u.                   subsidiary: a legal person (“rechtspersoon”) in which the company or one or more of its subsidiaries by virtue of an agreement with other persons is entitled to vote or otherwise can exercise on its own or together with others more than half of the voting rights in the general meeting of shareholders as well as other legal persons and companies designated as such by the law.

NAME AND SEAT

Article 2.

1.                             The name of the company is: Eurand N.V.

2.                             It has its corporate seat at Amsterdam.

OBJECTS

Article 3.

The objects of the company are:

a.                             to participate in, to finance or to have any other interest in, or to conduct the management of, other business and companies;

b.                            to provide financial assistance to group companies in any way, including without limitation by granting guarantees or provide other security for obligations of such group companies;

c.                             to grant guarantees or provide other security for obligations of third parties; and

d.                            to do anything which, in the widest sense of the word, is connected with, or may be conducive to these objects.

SHARE CAPITAL, SHARES AND CONVERSION

Article 4.

1.                             The authorised share capital of the company amounts to one million three hundred thousand euros (EUR 1,300,000), divided into sixty-four million nine hundred ninety-nine thousand nine hundred ninety-eight (64,999,998) A shares, sixty-five million (65,000,000) B shares and two (2) C shares, with a par value of one eurocent (EUR 0.01) each.

2.                             In the event of an issue of B shares, the same number of A shares shall be issued simultaneously. This provision shall not apply in case of a conversion of A shares or C shares into B shares.

3.                           A shares shall be converted into B shares at the request of the holder thereof made by way of an A conversion notice.

                                      The A shares shall convert into B shares on a one-to-one basis.

4.                             Simultaneously with any conversion of A shares into B shares pursuant to this article, such number of unissued B shares, as corresponds with the A shares being converted, shall be changed into issued B shares, and the number of issued A shares so converted, shall be changed into the same number of unissued A shares.

5.                             The A conversion date in respect of an A conversion notice shall be (i) the date of receipt by the board of management of the A conversion notice, or (ii) the date of execution of the deed of amendment of the Articles of Association if an amendment is required for the conversion, whichever is the later.

                                      The company shall notify the Commercial Register where the company is registered within eight days after the A conversion date.

6.                           C shares shall be converted into B shares at the request of the holder thereof made by way of a C conversion notice. The C shares shall convert into B shares on a one-to-one basis.

7.                             Simultaneously with any conversion of C shares into B shares pursuant to this article, such number of unissued B shares, as corresponds with the C shares being converted, shall be changed into issued B shares, and the number of issued C shares so converted, shall be changed into the same number of unissued C shares.

8.                             The C conversion date in respect of a C conversion notice shall be (i) the date of receipt by the board of management of the C conversion notice, or (ii) the date of execution of the deed of amendment of the Articles of Association if an amendment is required for the conversion, whichever is the later.

                                      The company shall notify the Commercial Register where the company is registered within eight days after the C conversion date.

9.                             Immediately after the conversion of any A share or any C share has taken effect, the board of management shall enter the amendments in the shareholders’ register.

ISSUE OF SHARES AND PRE-EMPTIVE RIGHTS

Article 5.

1.                             Shares shall be issued pursuant to a resolution passed by the general meeting of shareholders, upon a proposal of the meeting of holders of A shares. The general meeting of shareholders may upon a proposal of the meeting of holders of A shares, resolve to designate the board of management, for a fixed period not exceeding five years, as the body authorised to issue shares. When the board of management is so designated, it must be specified how many shares may be issued and further conditions may be laid down.

                                      The designation may be renewed each time for a period not exceeding five years.

                                      No designation made pursuant to a resolution passed by the general meeting of shareholders may be cancelled, unless cancellation of such designation was specifically permitted in the applicable designation. For as long as the board of management is designated, the general meeting of shareholders shall not have this power. The board of management is hereby designated for a period of five years, therefore until the thirtieth day of November two thousand eleven as the body authorised to issue such number of shares as shall be permitted by the authorised capital of the company from time to time, which designation may be cancelled by the general meeting of shareholders upon proposal of the meeting of holders of A shares. A resolution of the general meeting of shareholders to issue or designate as referred to in this paragraph requires a prior or simultaneous resolution of approval by each group of shareholders of the same class whose rights are prejudiced by the issue.

2.                             When shares are issued, each shareholder shall have a pre-emptive right in proportion to the aggregate amount of his shares, without prejudice to the pro-visions as laid down in this article and the statutory provisions. No pre-emptive right shall apply if shares are paid for in kind. There shall further be no pre-emptive rights in respect of shares which are issued to employees of the company or of a group company.

3.                           If there is a pre-emptive right with respect to an issue, the body authorised to issue shall determine in the resolution to issue the manner in which and the term during which the pre-emptive right may be exercised, with due observance of the provisions of this article.

4.                             The pre-emptive right referred to in paragraph 2 may be restricted or excluded. The proposal thereto shall explain the reasons for the proposal and the choice of the intended issue price in writing. Restriction or exclusion of the pre-emptive right shall be effected pursuant to a resolution of the general meeting of shareholders, unless the board of management is authorised thereto by the general meeting of shareholders. The general meeting of shareholders may upon a proposal of the meeting of holders of A shares, designate the board of management for a fixed period not exceeding five years as the body authorised to restrict or to exclude the pre-emptive right, provided that such a designation shall only be possible if the board of management is also or simultaneously designated as the body authorised to issue shares. The designation may be renewed each time for a period not exceeding five years. No such designation may be cancelled, unless cancellation is specifically permitted in the applicable designation. The board of management is hereby designated for a period of five years, therefore until thirtieth day of November two thousand eleven as the body authorised to restrict or to exclude the pre-emptive right, which designation may be cancelled by the general meeting of shareholders upon proposal of the meeting of holders of A shares.

5.                             A resolution of the general meeting of shareholders to limit or exclude pre-emptive rights or to designate the board of management as the body with that power must be passed by a majority of at least two-thirds of the valid votes cast if less than half of the issued capital is represented at the general meeting of shareholders. Within eight days after such a resolution is passed, the company shall deposit a complete text thereof at the Commercial Register where the company is registered. .

6.                             Within fourteen days of a resolution to issue with pre-emptive rights being passed, a written notification is served on all the shareholders at the addresses mentioned in the register of shareholders.

                                      Pre-emptive rights shall be capable of being exercised during a period of at least four weeks after the day of announcement.

7.                             For the implementation of the provisions in this article, the issue of shares shall be equal to the granting of a right to subscribe for shares.

                                      Shareholders, however, shall have no pre-emptive rights (i) for shares which are being issued to a person who exercises a previously acquired right to subscribe for shares or (ii) at the conversion of A shares into B shares or (iii) at the conversion of C shares into B shares.

8.                             The issue of a share shall require a deed to that effect, executed before a civil law notary admitted to practice in the Netherlands and to which deed the persons involved shall be parties.

9.                             When shares are subscribed for, the par value thereof must be paid up. It is possible to stipulate that a part, to a maximum of three fourths of the amount of the par value, shall not have to be paid until the company calls up the unpaid part of the par value.

10.                       Payment on shares shall be made in cash, unless otherwise agreed in accordance with article 2:80b of the Dutch Civil Code. The board of management may agree to payment other than in cash on the C shares without the prior approval of the general meeting of shareholders.

11.                       Payments on the A shares or on the C shares in excess of their par value shall be allocated exclusively to the A share premium reserve or the C share premium reserve, respectively.

12.                       Neither the company nor any of its subsidiaries may grant loans, provide security, guarantee the price, provide any other guarantee, or assume liability, jointly and severally or otherwise, with or for others, with a view to the subscription or acquisition by others of shares in the company or depositary receipts therefor.

ACQUISITION AND DISPOSAL OF OWN SHARES

Article 6.

1.                             The company may not subscribe for shares in its own share capital.

2.                             The company shall have the right to acquire fully paid-up shares in its own share capital against payment of a consideration provided:

                                      a.                    the shareholders’ equity less the acquisition price is not less than the sum of the paid and called-up part of the share capital and the reserves which must be maintained by law or under the Articles of Association;

                                      b.                   the aggregate nominal amount of the shares in its share capital to be acquired and of those already held by the company and its subsidiaries does not exceed ten percent (10%) of the issued share capital;

                                      c.                    the general meeting of shareholders has authorised the acquisition. The authorisation by the general meeting of shareholders will be valid for at most eighteen months and shall stipulate the number of shares that may be acquired, how they may be acquired and the upper and lower limit of the acquisition price.

                                      For the purpose of subparagraph a. above, the determining factor shall be the amount of the shareholders’ equity stated in the last adopted balance sheet less the acquisition price of shares in the capital of the company and distributions to others from profits or reserves becoming due by it and its subsidiaries after the balance sheet date.  Where more than six months have passed since the end of a financial year without adoption of the annual accounts, acquisition under this paragraph shall not be permitted.

3.                             Acquisition by the company of shares in its capital which are not fully paid up shall be void.

4.                             Disposal by the company of its own shares shall require the approval of the general meeting of shareholders.

5.                             The term shares in this article shall include depositary receipts issued in respect of shares.

REDUCTION OF THE ISSUED SHARE CAPITAL

Article 7.

1.                             The general meeting of shareholders shall have the power to pass a resolution to reduce the issued share capital by the cancellation of shares or by reducing the nominal amount of the shares through an amendment of the company’s Articles of Association. The resolution must specify the shares to which the resolution relates and provide for the implementation of the resolution. The paid and called-up part of the share capital may not fall below the minimum share capital required by law at the time the resolution was passed. A resolution to reduce the capital requires a prior or simultaneous resolution of approval by each group of shareholders of the same class whose rights are prejudiced. For a resolution to reduce the capital, a majority of at least two-thirds of the votes cast shall be required if less than one half of the issued capital is represented at the general meeting of shareholders; this provision shall apply, mutatis mutandis, to a resolution as referred to in the previous sentence.

2.                             A resolution to cancel shares shall only relate to:

                                      a.                    shares which the company holds in its own share capital or in respect of which it holds depositary receipts; and/or

                                      b.                   all A shares;

                                      c.                    all C shares.

                                      To the cancellation of all of the outstanding A shares the provisions of paragraph 3 of this article shall apply. To the cancellation of the C shares the provisions of paragraph 4 of this article shall apply.

3.                             In case the A shares shall be cancelled, repayment of the par value of each A share and repayment of an amount equal to the balance of the A share premium reserve shall be made.

                                      The A shares may only be cancelled at the request of the board of management. In case of such a request the board of management shall convene a general meeting of shareholders, to be held within thirty days of receipt of such a notice and to resolve on a motion to cancel the A shares with repayment as referred to therein. Paragraphs 6 and 7 of this article shall apply.

4.                             In case the C shares shall be cancelled, repayment of the par value of the C shares and repayment of an amount equal to the balance of the C share premium reserve shall be made.

                                      The C shares may only be cancelled at the request of the meeting of holders of C shares addressed to the board of management. In case of such a request the board of management shall convene a general meeting of shareholders, to be held within thirty days of receipt of such a notice and to resolve on a motion to cancel the C shares with repayment as referred to therein. Paragraphs 6 and 7 of this article shall apply.

5.                             Partial repayment on shares or waiver of the obligation to pay up, shall only be permitted in the event a resolution to reduce the amount of the shares is implemented. Such partial repayment or exemption from payment shall be permitted on a proportional basis to all shares; such requirement may be abandoned if all shareholders involved consent.

6.                             Notice of a meeting at which a resolution, as mentioned in this article, is to be passed shall state the purpose of the reduction of share capital and the manner of implementation.

                                      The second, third and fourth paragraph of article 2:123 of the Dutch Civil Code shall mutatis mutandis be applicable.

7.                             The company shall file the resolution referred to in paragraph 1 of this article at the office of the Commercial Register where the Company is registered and shall make an announcement thereof in a nationally distributed daily newspaper; the provisions of paragraphs 2 through 7 of article 2:99 of the Dutch Civil Code shall be applicable.

SHAREHOLDERS’ REGISTER

Article 8.

1.                             The shares shall be registered shares and shall be consecutively numbered per class.

                                      No share certificates shall be issued.

2.                             The board of management shall keep a register at the company’s offices listing the names and addresses of all shareholders, and the dates on which the shares have been acquired, the numbers of the shares, the dates of acknowledgement by or service to the company, the amount paid-up in respect of each shares and if applicable, the other details as referred to in article 2:85 of the Dutch Civil Code. Each shareholder must inform the board of management in writing of his address.

TRANSFER OF SHARES AND LIMITED RIGHTS IN RESPECT OF SHARES

Article 9.

1.                             The transfer of a share or of a limited right in respect of a share shall require a deed to that effect executed before a civil law notary practising in the Netherlands and to which the persons involved shall be parties.

2.                             Transfer of a share, or a limited right in respect thereof, in accordance with the preceding paragraph shall by operation of law also have effect vis-à-vis the company.

                                      Unless the company itself is a party to the transaction, the rights attached to the shares may not be exercised until the company has acknowledged the transaction or has been served with the deed, or it has acknowledged the transaction by recording it in the shareholders’ register.

3.                             Subject to the provisions of paragraph 4 of this article, the acknowledgement shall be made in the deed or on submission of a notarial copy or extract of the deed, and in the latter case the company shall place a dated statement on the document submitted.

                                      In the case of service, a notarial copy or extract of the deed shall be served.

4.                             Where the company is aware of a transaction as referred to in paragraph 2 of this article it may acknowledge the transaction on its own initiative by recording the person acquiring the share or the limited right in the shareholders’ register, provided however that it has not yet been requested to acknowledge the transaction or been served with the deed.

                                      The company shall immediately notify the parties involved in the transaction by registered letter and request them to submit to it a copy or extract as referred to in paragraph 3 of this article. Upon receipt thereof the company shall, as evidence of the acknowledgement, make a note on the document in the manner prescribed by paragraph 3 of this article in relation to acknowledgement; the date of registration shall be stated as the date of acknowledgement.

RESTRICTIONS ON TRANSFER OF SHARES

Article 10.

1.                             If a shareholder wishes to transfer one or more of his shares, he shall require the approval of the board of management for that transfer.

2.                             The request for approval shall be made by registered letter to the board of management, and it shall specify the name of the proposed acquiror(s) and the number of the shares for which approval is sought. The board of management shall, within fourteen days of receipt of the request for approval of the transfer of one or more shares, convene a board meeting at which the request for approval shall be presented.

3.                             The board of management must decide on the request for approval within three months after the shareholder has made the request by registered letter in accordance with paragraph 2.

                                      If approval is granted, the person who has made the request shall immediately be informed thereof by the board of management by registered letter. If the board of management fails to decide on the request within three months, the approval shall be deemed to have been granted. All shares specified in the registered letter required under paragraph 2 must be transferred within three months after the approval has been granted or deemed to have been granted, failing which a new request for approval must be made.

4.                             The board of management may refuse to approve the proposed transfer, provided that it designates one or more potential purchasers who are willing to acquire, against cash payment, all shares to which the request for approval relates. Failing such designation, the approval shall be deemed to have been granted.

                                      The board of management shall within eight days of its decision to refuse approval send the person making the request a registered letter notifying him of that decision. The notification shall also list the potential purchaser(s) designated by the board of management and the maximum number of shares each potential purchaser is willing to acquire, and shall, in connection with the provisions of paragraphs 8 and 9, set out the ranking of the potential purchasers.

5.                             The person making the request and the potential purchaser(s) accepted by him shall enter into negotiations concerning the price to be paid for the share(s). If such negotiations have not resulted in any agreement within three weeks of the notification referred to in paragraph 4 of this article, the price, which must be equal to the value of the share(s), shall be determined by an accountant to be appointed by the parties by mutual agreement or, if they have failed to reach agreement on the appointment within fourteen days after one of the parties has advised the other party that it wishes an accountant to determine the price, by the chairman of the Commercial Register where the company is registered.

6.                             The accountant shall report to the board of management.

                                      The board of management shall immediately inform the offeror and each potential purchaser by registered letter of the price determined by the accountant.

7.                             For one month after the registered letters required under paragraph 6 of this article have been sent, each potential purchaser shall have the right to declare that he is no longer a potential purchaser or that he wishes to purchase fewer shares. Such statement must be made by registered letter to the board of management.

8.                             If, as a result of the application of the previous paragraph, one or more shares become available, it/they shall be allocated to the next potential purchasers in accordance with the notification referred to in paragraph 4, provided that they are still interested in purchasing (possibly after application of paragraph 7) and that the person making the request accepts them.

9.                             The person making the request shall have the right at any time to withdraw his request, provided he does so within one month of receiving definite details of the identity of the potential purchaser(s) to whom he can sell all of the shares to which the request related and of the purchase price; such withdrawal shall be effected by registered letter to the board of management.

10.                       After the aforementioned period for withdrawal of the request has expired and it has been established that the potential purchaser(s) designated by the board of management, as referred to in paragraph 4, will acquire all shares for which approval has been requested, the person making the request must deliver those shares to those potential purchaser(s) against simultaneous payment of the purchase price by the latter.

11.                       If not all shares are acquired against cash payment by the potential purchaser(s) designated by the meeting in accordance with paragraph 4, the transfer to the proposed purchaser(s) (as specified in the notification required under paragraph 2) of all shares for which approval has been requested shall not be subject to any restriction, provided that the person making the request has not withdrawn his request and provided that the delivery takes place within three months after it has been established that not all shares are being acquired.

12.                       The costs and the fee due to the accountant referred to in paragraph 5 shall be for the account of:

                                      a.                    the person making the request, if he withdraws his offer;

                                      b.                   the person making the request as to half and the potential purchaser(s) as to the other half, if the shares have been purchased by potential purchaser(s), provided however that each purchaser shall contribute towards the costs in proportion to the number of shares purchased by him;

                                      c.                    the company, if the potential purchaser(s) has/have not acquired all shares for whose transfer approval was requested.

13.                       In case:

                                      a.                    a shareholder dies;

                                      b.                   a shareholder has been declared bankrupt and such bankruptcy has become final, or he has obtained a suspension of payments, or if a shareholder is placed under guardianship and a person to whom he may not freely transfer his shares has been appointed guardian, or he has lost the right of free disposal of his property in any other way;

                                      c.                    a statutory community of property existing by virtue of marriage or registered partnership to which the shares belong is dissolved other than by the shareholder’s death;

                                      d.                   a legal entity, civil partnership (“maatschap”), commercial partnership (“vennootschap onder firma”), limited partnership (“commanditaire vennootschap”), or any other company or partnership, being a shareholder is wound up;

                                      e.                    shares are allocated upon the partitioning of any jointly held property other than the ones referred to in subparagraphs c and d;

                                      f.                      ownership of shares passes as a result of a merger or a demerger;

                                      g.                   as a result of a transfer or passing of shares, a transfer of voting rights in respect of shares or an issue of shares, control over a legal entity which is a shareholder is acquired by one or more others within the meaning of the Social and Economic Council’s 1975 Merger Code, irrespective of whether the Code applies to the acquisition in question, the shareholder, his successors in title or legal representative or, as the case may be, the new shareholders must notify the board of management of this by registered letter within thirty days after the obligation to do so arises.

                                      Immediately upon receiving this registered letter, the board of management shall inform the relevant shareholder, his successor in title or legal representative or, as the case may be, the new shareholders that the notification shall be regarded as a request to designate one or more potential purchasers to whom all shares of the person involved can be transferred against cash payment.

14.                       Within three months of receipt of the registered letter referred to in the previous paragraph, the board of management must designate the potential purchaser(s) referred to in paragraph 13 of this article. Paragraphs 5 to 12 (inclusive) shall then apply mutatis mutandis, provided however that the shareholder shall be under an obligation to accept the potential purchasers which have been designated and shall not have the right to withdraw and that, where the board of management has failed to designate any person to whom the relevant shares must be transferred against cash payment or where the person making the request is free to transfer the shares for whose transfer approval was requested, the shareholder, his successors in title or, as the case may be, the new shareholders shall only have the right to keep those shares.

                                      In the event of a failure to fulfil the obligation to transfer shares under the provisions of this paragraph, the shareholder shall lose the right to exercise the meeting and voting rights attached to the shares after the expiry of the aforementioned period, and the right to receive dividends shall be suspended for as long as said failure continues.

15.                       If the shareholder, his successors in title or, as the case may be, the new shareholders fail(s) to fulfil the obligation referred to in paragraph 13 of this article despite the board of management’s demand to do so, the parties involved shall be deemed to have fulfilled the obligation when the board of management so informs them by registered letter.

                                      In such event, the board of management shall within three months of sending the aforementioned registered letter(s) convene the board meeting as referred to in paragraph 14, and the provisions of paragraph 14 shall apply mutatis mutandis.

16.                       If a shareholder or his successors in title or, as the case may be, the new shareholders fail(s) to comply with the provisions of paragraph 15 of this article despite the board of management’s demand to do so, the board of management shall be irrevocably authorised to fulfil those provisions on behalf of the party(ies) involved.

17.                       The preceding provisions shall apply mutatis mutandis if the person(s) involved fail(s) to deliver the share(s) against payment of the price as agreed or determined.

                                      In such event, the board of management shall effect the delivery on behalf of the party(ies) involved and to sign the necessary deed(s) to that effect.

                                      The agreed or determined price must then be paid to the company for the benefit of the party(ies) involved.

18.                       For the purpose of this article, rights to acquire new shares (“claims”) shall be equivalent to shares.

RIGHTS OF USUFRUCT AND PLEDGE IN RESPECT OF SHARES

Article 11.

1.                             The voting rights attached to shares which are subject to a right of usufruct or pledge shall be vested in the shareholder.

2.                             Notwithstanding the previous paragraph, a holder of a right of usufruct or a pledgee shall have the right to vote if this has been provided when the relevant limited right was established and this provision was approved by the board of management by a resolution to that effect.

3.                             If another person assumes the rights of the holder of the right of usufruct or pledgee with the right to vote, he shall have the right to vote only if the transfer of the right to vote has been approved by the board of management.

4.                             The approval referred to above in paragraphs 2 and 3 shall be requested by registered letter addressed to the board of management.

                                      Within fourteen days of receipt of the request for approval, the board of management shall convene a board meeting to be held within thirty days of such receipt, and to which the request for approval shall be submitted.

6.                             Shareholders without the right to vote and holders of a right of usufruct and pledgees with the right to vote shall have the rights attached to depositary receipt for shares.

MANAGEMENT

Article 12.

1.                             The company shall have a board of management consisting of one or more persons. Both natural persons and legal entities may be managing directors.

2.                             The general meeting of shareholders shall determine the number of managing directors.

3.                             The general meeting of shareholders shall appoint the managing directors and may at any time suspend or remove any managing director.

4.                             Where a managing director has been suspended and the general meeting of shareholders does not within three months pass a resolution to remove him, the suspension shall end.

5.                             A managing director shall be given the opportunity to account for his actions at the general meeting of shareholders at which his suspension or removal is discussed, and he may in that connection be represented by a legal adviser.

6.                             The company shall have a policy with regard to the remuneration of the managing directors. Such policy may, at the general meeting of shareholders’ discretion, provide for remuneration consisting of a fixed amount and/or an amount varying according to the profits or otherwise. The policy shall be established by the general meeting of shareholders. The remuneration policy shall be submitted in writing to the works council, if any, for its information, simultaneously with the submission thereof to the general meeting of shareholders.

7.                             The general meeting of shareholders shall determine the remuneration and other terms of employment of each managing director, with due observance of the remuneration policy referred to in the previous paragraph.

8.                             The board of management may appoint one or more authorised signatories (“procuratiehouders”), and, if so required, give them the title of deputy managing director or such other title as it deems appropriate.

DUTIES AND POWERS

Article 13.

1.                             The board of management is charged with the management of the company, subject to the restrictions contained in these Articles of Association.

2.                             Where there are two or more managing directors in office, they shall take decisions with an absolute majority of votes.

3.                             In that event, the board of management may draw up rules concerning its internal matters.

                                      Such rules may not be in conflict with the provisions of these Articles of Association.

                                      The managing directors may also divide their duties by drawing up rules or otherwise.

                                      Where the board of management has appointed one of its members as its chairman, the determination of the chairman with regard to the results of a vote, and, where there has been a vote about a proposal which has not been put in writing, his determination as to the contents of the resolution passed, shall be decisive. However, where the accuracy of the determination referred to in the previous sentence is contested immediately after it has been made, a new vote shall take place if required by a majority of the votes or, where the first vote did not take place by response to a roll call or in writing, if one person present with the right to vote so requires.

                                      The legal effects of the original vote will become void as a result of the new vote.

                                      In the event of a tie, the general meeting of shareholders shall decide.

4.                             The board of management shall require the approval of the meeting of holders of A shares for resolutions concerning:

                                      a.                    the establishment or closing down of branches, the extension of the company’s activities by a new line of business, or the closing down, other than on a temporary basis, or discontinuance or transfer of (the use of) the company’s business or part thereof;

                                      b.                   the participation in, or the assumption or waiver of, the management of other enterprises, the transfer or liquidation of such participating interests, the extension of the activities of such enterprises by a new line of business or the closing down, other than on a temporary basis, or discontinuance or transfer of (the use of) the business of such enterprises or part thereof;

                                      c.                    the entering into, or termination or amendment of, joint venture or pooling agreements;

                                      d.                   the entering into any transaction, other than employment agreements on a basis consistent with past practice, with any officer, director or beneficial owner of five percent (5%) or more of the total issued share capital of any group company;

                                      e.                    the acquisition of fixed business assets at an amount which, per transaction, exceeds the amount set by the meeting of holders of A shares and notified to the board of management and which may at any time be changed by the meeting of holders of A shares;

                                      f.                      the discontinuance - including the transfer of ownership or use - of the company’s business or of an important participating interest of the company;

                                      g.                   the issue of shares in the share capital of the company or the granting of rights to acquire shares in the share capital of the company, other than:

(i)                             pursuant to options, warrants, conversion or subscription rights in existence on the initial date of issuance of A shares; or

(ii)                          pursuant to stock option, stock bonus or other employee stock plans for the benefit of the employees of the company or its subsidiaries in existence as of such date or thereafter approved by the meeting of holders of A shares;

(iii)                       pursuant to an issue of shares according to article 4 paragraphs 3 and 6 of these Articles of Association; or

(iv)                      the issue of the C shares;

                                      h.                   the conclusion of any transaction, other than those referred to above, the interest or value of which exceeds the amount set by the meeting of holders of A shares and notified to the board of management, or which results in the company being committed for more than one year (connected transactions being regarded in this context as one transaction); the meeting of holders of A shares may at any time change the aforementioned amount.

5.                             The board of management shall furthermore require the approval of the meeting of holders of A shares for such resolutions of the board of management as the meeting of holders of A shares shall have specified in a resolution to that effect and notified to the board of management.

                                      In the event no A shares will be outstanding, the approval as required in this and the previous paragraph, shall be required of the general meeting of shareholders.

6.                             The board of management shall require the approval of the general meeting of shareholders for resolutions concerning a major change in the identity or character of the company or its business, including, in any event:

                                      a.                    the transfer of the business, or virtually the entire business, to any third party;

                                      b.                   the commencement or termination of a long-term co-operation of the company or a subsidiary thereof with another legal entity or partnership, or participation as a general partner with full liability in a limited partnership (“commanditaire vennootschap”) or general partnership (“vennootschap onder firma”), if such a co-operation or participation, or the termination thereof, is of far-reaching significance for the company;

                                      c.                    the acquisition or disposal by the company or a subsidiary thereof of a participating interest in a company’s share capital the value of which amounts to at least one third of the value of the assets according to the balance sheet and explanatory notes included in the company’s most recently adopted annual accounts, or, if a consolidated balance sheet has been drawn up by the company, according to the consolidated balance sheet and explanatory notes included in the most recently adopted consolidated annual accounts.

7.                             Failure to obtain the approval required under paragraphs 4, 5 and 6 of this article and paragraph 3 of article 14 shall not affect the powers of representation of the board of management or managing directors.

8.                             The board of management must follow the directions of the general meeting of shareholders concerning the general principles of the financial, social and economic policy and the policy in respect of the employees in the company and in its affiliated companies.

9.                             Where one or more managing directors are absent or prevented from acting, the (remaining) managing director(s) shall be charged with the entire management of the company. Where all managing directors or the only managing director are/is absent or prevented from acting, the management shall be conducted temporarily by one person who must have been appointed for that purpose by the general meeting of shareholders.

10.                       Unless the general meeting of shareholders decides otherwise, the managing directors must attend the general meeting of shareholders. They shall have an advisory vote at the general meeting of shareholders.

REPRESENTATION

Article 14.

1.                             The board of management, as well as two managing directors acting jointly shall represent the company.

2.                             Where a managing director has an interest which conflicts with the company’s interests, the board of management as well as each managing director may nevertheless represent the company, provided that they do so in accordance with the provisions of these Articles of Association. The general meeting of shareholders shall always have the power to designate one or more other persons for such purpose. The managing director(s) in respect of whom there is a conflict of interests can be the person(s) designated.

3.                             Unless the managing director who has an interest which conflicts with the company’s interest is also the sole shareholder of the company, the board of management shall require the approval of the general meeting of shareholders for its resolution to enter into the relevant transaction.

4.                             A written record shall be made of transactions between the company and the holder of all shares in the company’s capital or between the company and a participant in any statutory community of property existing by virtue of marriage or registered partnership to which all shares in the company’s capital belong, and on such occasion the company is represented by such shareholder or by one of the participants. For the purposes of the preceding sentence, shares held by the company or its subsidiaries shall not be taken into account. Where the first sentence has not been observed, the transaction may be nullified for the benefit of the company.

5.                             The preceding paragraph shall not apply to transactions, which under the terms stipulated, are part of the company’s normal conduct of business.

GENERAL MEETING OF SHAREHOLDERS

Article 15.

1.                             At least once a year a general meeting of shareholders shall be held, within six months after the end of the financial year; the purpose of the meeting shall, among other things, be:

                                      a.                    to discuss the annual accounts, unless an extension of time has been granted for the preparation thereof, and, if required by law, the annual report and the other information referred to in article 2:392 Civil Code;

                                      b.                   to adopt the annual accounts, unless an extension of time has been granted for the preparation thereof;

                                      c.                    to determine the profit appropriation;

                                      d.                   to determine any bonuses for managing directors;

                                      e.                    to deal with all such matters as have been tabled by shareholders and others with meeting rights in accordance with the applicable provisions of law;

                                      f.                      to do all other things required by law.

2.                             Without prejudice to the provisions of the next paragraph, additional general meeting of shareholders shall be held whenever a managing director so requires.

3.                             The board of management shall be obliged to convene a general meeting of shareholders if one or more persons entitled to attend meetings, who alone or jointly should represent at least ten percent (10%) of the issued share capital have requested this in writing setting out the exact matters to be discussed.

                                      In the event that the board of management fails to convene the meeting in such a manner that it is held within four weeks after the date on which the request has been received, then each of the persons who made the request shall have the right to convene the meeting himself in accordance with the relevant provisions of these Articles of Association.

4.                             General meetings of shareholders shall be held in the place in which the company has its corporate seat. In the event that the meeting is held elsewhere, legally valid resolutions may only be passed if the entire issued capital is represented.

5.                             Subject to the provisions of paragraph 3 of this article, persons entitled to attend meetings shall be given notice of a meeting by or on behalf of the board of management by registered letters to be sent not less than fourteen days in advance, not including the day of the notice and the day of the meeting.

6.                             The notice convening a meeting shall contain the agenda of the meeting.

7.                             Where a proposal to amend the Articles of Association is to be considered, a copy of that proposal containing the proposed amendments verbatim shall, from the day of the notice convening the meeting until after the meeting, be placed at the office of the company for inspection by persons with meeting rights, and each of them shall be entitled to obtain a copy of the proposal at no cost, unless such copy has been added to the notice convening the meeting.

8.                             If the provisions laid down in the law or Articles of Association in relation to the convening of meetings, drawing up of agendas and availability for inspection of the list of matters to be discussed have not been complied with, legally valid resolutions may nevertheless be passed if they are supported by a unanimous vote at a meeting at which the entire issued share capital is represented.

Article 16.

1.                             The general meeting of shareholders shall be chaired by the chairman of the board of management and, where the board of management has not appointed such chairman, by the longest serving attending managing director. Where none of the managing directors is present at the meeting, the meeting shall appoint its own chairman.

2.                             The chairman shall appoint one of the persons present to act as secretary to the meeting and he shall adopt the minutes with such secretary and, in evidence thereof, sign them with the secretary. The minutes must be entered into a register of minutes. Where an official report of the meeting is drawn up by a civil law notary, no minutes need be taken and signing of the report by the civil notary shall suffice.

3.                             Each managing director, any one or more persons entitled to vote who alone or jointly represent(s) at least ten percent (10%) of the issued share capital, and the chairman of the meeting shall be empowered at all times to instruct a civil law notary to draw up an official report of the meeting at the company’s expense.

4.                             Each of the persons entitled to attend meetings shall have the right to be represented at a meeting by a person holding a written power of attorney to that effect.

Article 17.

1.                             Each share shall give the right to cast one vote at general meetings of shareholders.

2.                             No votes may be cast at the general meeting of shareholders in respect of shares belonging to the company and/or a subsidiary, nor in respect of shares for which the company or a subsidiary holds depositary receipts. Holders of a right of usufruct or pledge in respect of shares belonging to the company and its subsidiaries are not, however, excluded from exercising their right to vote if the right of usufruct or pledge was created before the relevant share first came to be held by the company or a subsidiary. The company or a subsidiary may not cast any vote relating to shares in respect of which it has a right of usufruct or pledge.

3.                             In determining whether a certain part of the share capital is represented or whether a majority represents a certain part of the share capital, shares for which no votes may be cast shall not be taken into account.

4.                             Voting about issues shall take place by show of hands and voting about persons shall take place by unsigned, closed ballot papers, unless the chairman of the meeting determines or allows a different manner of voting and none of the persons present with the right to vote is opposed thereto.

5.                             Insofar as no larger majority is prescribed by these Articles of Association, all resolutions shall be passed by an absolute majority of the valid votes cast.

6.                             Blank votes shall not be counted as votes cast.

7.                             If there is an equal division of votes on a proposal about business matters, then no decision shall be taken.

8.                             If, when a vote is held to elect persons, no one polls an absolute majority in the first vote, then a second free vote is held; if no one polls an absolute majority then, one or more further votes shall be held, until either one person has polled an absolute majority or until there are two candidates left and there is an equal division of votes.

                                      In the case of the abovementioned further votes - which does not include the second free vote - votes shall be cast for the same candidates as in the previous vote except for the candidate who has polled the smallest number of votes in the previous vote.

                                      If in the previous vote taken the smallest number of votes has been cast on more than one person, then it shall be determined by drawing lots for which of these candidates no votes can be cast anymore when a further vote is taken.

                                      In the event a vote is taken to elect one of two candidates and there is an equal division of votes, it shall be decided by drawing lots which of these has been elected.

9.                             The ruling concerning voting results pronounced by the chairman during the meeting shall be decisive. The same shall also apply to the contents of a resolution passed by the meeting, provided that a vote has been held about a proposal not recorded in writing.

10.                       If the correctness of a ruling as referred to in the preceding paragraph is challenged immediately after the ruling has been pronounced, then a new vote shall be held whenever a majority of the general meeting of shareholders should wish so, or, if the original vote was not taken by call or by ballot papers, whenever any one of the persons entitled to vote should wish so.

                                      The results of this new vote shall nullify the legal consequences of the original vote.

11.                       The board of management shall keep a record of the resolutions passed. The record shall be available at the company’s offices for inspection by persons entitled to attend meetings.

                                      Each of them shall, upon request, be provided with a copy of or extract from the record, at no more than the cost price.

Article 18.

Resolutions of the general meeting of shareholders to:

a.                             amend the company’s Articles of Association;

b.                            dissolve the company;

c.                             merge or demerge;

d.                            cancel shares as referred to in article 7 of these Articles of Association; and

e.                             restrict or to exclude pre-emptive rights or designate the board of management as body authorised to do so,

shall only be capable of being passed by the general meeting of shareholders with the prior approval of the meeting of holders of A shares.

Article 19.

1.                             Except if the company has holders of depositary receipts for shares and/or usufructuaries and pledgees entitled to vote, resolutions of shareholders shall also be capable of being passed in writing - which shall include telegram, telefax and telex messages - instead of at a general meeting of shareholders, provided that these are passed with a unanimous vote of all the shareholders who are entitled to vote.

2.                             The board of management shall enter the resolutions that have been passed in the manner specified in the preceding paragraph of this article, in the register of minutes of the general meetings of shareholders and shall mention this at the next general meeting of shareholders.

MEETINGS OF HOLDERS OF A PARTICULAR CLASS OF SHARES

Article 20.

1.                             Meetings of holders of a particular class of shares (which for the avoidance of doubt shall include the meeting of the holders of the C shares) shall be held whenever (i) by virtue of these Articles of Association a resolution of the meeting of holders of a particular class of shares is required, (ii) the board of management considers it necessary or (iii) one or more persons holding the voting rights over a particular class of shares submit(s) a written request to this effect to the board of management, stating specifically which issues are to be dealt with.

2.                             Article 15 paragraphs 4 through 8, article 16 paragraphs 2, 3 and 4 and article 17 paragraphs 2 through 4 and 6 through 9 shall be applicable mutatis mutandis to meetings of holders of a particular class of shares.

3.                             If, after a request as referred to in paragraph 1 (iii) of this article 20, the board of management fails to convene a meeting of holders of a particular class of shares, in such a way that it shall not have been held within four weeks of receipt of that request, the requestors shall themselves be empowered to convene a meeting.

4.                             The meeting of holders of a particular class of shares shall decide who is to chair its meetings.

5.                             The chairman of the meeting of holders of a particular class of shares shall decide upon allowing other persons, beside those holding the voting rights over shares of such a particular class, to attend the meeting.

6.                             In the meeting of holders of a particular class of shares, each share of such a particular class carries one vote. All resolutions shall require an absolute majority of the votes validly cast.

7.                             Resolutions of the meeting of holders of a particular class of shares shall also be capable of being passed in writing - which shall include telegram, telefax and telex messages - provided that these are passed with a unanimous vote of all the holders of that particular class of shares who are entitled to vote.

EXAMINATION BY EXPERT

Article 21.

1.                             The general meeting of shareholders shall have authority - and if this is required by provision of law it shall have the obligation - to appoint an expert as referred to in article 2:393 of the Dutch Civil Code, whose duty it shall be to examine the annual accounts drawn up by the board of management, to lay a report of their findings before the board of management and to make a statement with regard thereto.

2.                             If the general meeting of shareholders fails to appoint the expert as referred to in paragraph 1 of this article, this appointment shall be made by the board of management.

3.                             The appointment shall be capable of being terminated at all times by the general meeting of shareholders and by the person who appointed the expert.

FINANCIAL YEAR, ANNUAL ACCOUNTS AND DISTRIBUTION OF PROFITS

Article 22.

1.                             The financial year of the company shall coincide with the calendar year.

2.                             The board of management shall close the company’s books as at the last day of each financial year and shall within five months thereafter - except if extension of that period up to a maximum of six months has been granted by resolution of the general meeting of shareholders because of special circumstances - draw up annual accounts, and it shall deposit the accounts at the company’s offices for inspection by the shareholders.  Within the same period, the board of management shall also submit the annual report. The annual accounts shall be signed by all managing directors; where any of the signatures is missing, the annual accounts shall refer to this and to the reasons for it.

3.                             The company shall ensure that the annual accounts, the annual report and the information to be added pursuant to article 2:392 paragraph 1 Civil Code shall be available at its offices from the date on which the general meeting of shareholders at which they are to be discussed is convened.

                                      The persons entitled to attend meetings shall have the right to peruse these documents at the company’s office and to obtain copies thereof without charge.

4.                             The provisions of articles 2:391 up to and including 2:394 Civil Code are not applicable if article 2:403 Civil Code is applicable to the company.

5.                             The general meeting of shareholders shall confirm and adopt the annual accounts. This confirmation and adoption shall constitute a release from liability for the managing directors with respect to all acts that appear from these documents or the result of which is embodied therein, unless a proviso has explicitly been made, and without prejudice to the applicable provisions of the law.

6.                             The company shall then proceed to publish the documents and data mentioned in this article, if to the extent and in the manner as provided in articles 2:394 and following of the Dutch Civil Code.

Article 23.

1.                             After consultation with the meeting of holders of A shares, the board of management shall determine the amount of reservations, depreciations and provisions to be included in the annual accounts.

2.                             Any profit remaining after application of the previous paragraph shall be at the disposal of the general meeting of shareholders for distribution of dividend or reservation. If the general meeting of shareholders resolves to distribute a dividend, such dividend shall, unless as otherwise determined in accordance with paragraph 3 of this article, with due observance of paragraph 5 of this article, be distributed as follows:

                                      a.                   first of all, to the holders of C shares, an annual dividend equal to eight per cent (8%) of the total sum of (i) the par value of their issued C shares plus (ii) the weighted average (“gewogen gemiddelde”) of the balance of the C share premium reserve plus (iii) the unpaid dividend in respect of past financial years, pro rata to their holdings of C shares on the understanding that if the C shares were not outstanding for the whole year for which the dividend is paid the dividend shall be calculated for the period of the relevant year during which the C shares were outstanding.

                                                                   Should the profit for any year be insufficient to pay dividends to the holders of C shares in that year, such dividends shall be paid to him out of the profit for any succeeding year, before any further profit distribution is made;

                                      b.                  secondly, to the holders of A shares, an annual dividend equal to ten per cent (10%) of the total sum (i) the par value of their issued A shares plus (ii) the weighted average (“gewogen gemiddelde”) of the balance of the A share premium reserve pro rata to their holdings of A shares on the understanding that if the A shares were not outstanding for the whole year for which the dividend is paid the dividend shall be calculated for the period of the relevant year during which the A shares were outstanding.

                                                                  Should the profit for any year be insufficient to pay dividends to the holders of A shares in that year, such dividends shall be paid to them out of the profit for any succeeding year, before any further profit distribution is made, save pursuant to sub clause a. of this paragraph;

                                      c.                   any balance remaining thereafter shall be at the disposal of the general meeting of shareholders deciding by simple majority for distribution in whole or in part to the holders of A shares, the holders of B shares and the holders of C shares pro rata to their holdings.

                                      Any balance remaining thereafter shall be carried to the reserves.

3.                             The general meeting of shareholders may, with unanimous vote in a meeting at which the entire share capital is represented, determine that the dividend to be distributed on shares of each class shall be different than set out in paragraph 2 of this article, but in any event not less than as set out in paragraph 2 of this article, while the general meeting of shareholders shall with unanimous vote determine the dividend that will then be distributed on the shares of each class.

                                      In case the general meeting of shareholders does not pass a resolution as referred to in the preceding sentence the profits shall be divided in accordance with paragraph 2 of this article.

4.                             In calculating the amount of profits to be distributed on each share, except for as provided in paragraph 2 under a. and b. of this article, only the amount of the compulsory payments on the nominal price of the shares shall be regarded.

5.                             The company shall only be capable of making distributions to shareholders and other persons who are entitled to profits that qualify for distribution if the company’s equity is in excess of the paid and called-up portion of the share capital increased by the reserves that must be set aside under the provisions of the law.

                                      In the calculation of the distribution of profits the shares which the company holds in its own share capital shall be disregarded.

6.                             Distribution of profits shall take place after confirmation and adoption of the annual accounts showing that this is allowed.

7.                             The general meeting of shareholders and the board of management shall have power with due observance of the second and third paragraph of this article to pay one or more interim dividends provided that the requirement referred to in paragraph 5 concerning the company’s equity has been met.

8.                             Unless the general meeting of shareholders decides on a different date, dividends shall be made payable immediately after they have been declared.

9.                             Dividends that have not been collected within five years after they have become payable, shall be forfeited to the company.

10.                       Distributions (which shall include interim distributions) out of the A share premium reserve will be made if so resolved by the meeting of holders of A shares, provided that the requirement referred to in paragraph 5 concerning the company’s equity has been met.

                                      Distributions (which shall include interim distributions) out of the C share premium reserve will be made if so resolved by the meeting of holders of the C shares, provided that the requirement referred to in paragraph 5 concerning the company’s equity has been met. Payments on shares against the C share premium reserve may only be made if approved by the meeting of holders of the C shares.

11.                       Distributions can be made in cash or in kind.

12.                       The general meeting of shareholders shall, with prior approval of the board of management, have the power to resolve upon distributions (which shall include interim distributions) from the Company’s reserves, provided that any such distributions shall first be applied to make up for any dividend which was not paid in a prior year in accordance with paragraphs 2 and 3 (whereby first any arrears in payments pursuant to paragraph 2 shall be paid and thereafter any arrears in payments pursuant to paragraph 3) and furthermore provided that the requirement referred to in paragraph 5 concerning the company’s equity has been met. This paragraph shall not apply to distributions out of the A share premium reserve or out of the C share premium reserve, to which paragraph 10 applies.

13.                       The company may only make interim distributions if the requirement of paragraph 5 of this article has been met as evidenced by an interim statement of assets and liabilities as referred to in article 2:105, paragraph 4 of the Dutch Civil Code.

LIQUIDATION AND WINDING UP

Article 24.

1.                             In the event of the company being liquidated it shall be wound up by the board of management, unless the general meeting of shareholders decides otherwise.

2.                             The general meeting of shareholders shall decide on the remuneration of the liquidators and of those who have been charged with the supervision of the winding up.

3.                             During the winding up these Articles of Association shall, in as far as possible, remain of full force and effect.

4.                             The balance of the company’s assets after its debts have been paid shall be distributed as follows:

                                      a.                   first, to the holders of C shares, the par value of the C shares increased by an amount equal to the balance of the C share premium reserve; then, to the holders of C shares, any dividend which was not paid in a prior year in accordance with article 23 to the holders of C shares and then, to the holders of C shares, an amount equal to that part of the dividend payment that would have been due for the current financial year, calculated according to the number of days from the beginning of the financial year until the day this amount is paid, all such distributions pro rata to the C shareholders’ holdings of C shares;

                                      b.                  secondly, to the holders of A shares, the par value of their shares increased by an amount equal to the balance of the A share premium reserve will be paid; then, to the holders of A shares, any dividend which was not paid in a prior year in accordance with article 23 to the holders of A shares and then, to the holders of A shares, an amount equal to that part of the dividend payment that would have been due for the current financial year, calculated according to the number of days from the beginning of the financial year until the day of this amount is paid, all such distributions pro rata to the A shareholders’ holdings of A shares;

                                      c.                   then, to the holders of B shares, pro rata to their holding of B shares, the par value of their shares;

                                      d.                  finally, to the holders of A shares, the holders of B shares and the holders of C shares, the balance then remaining, in proportion to their holdings of such shares.

                                      No distribution upon liquidation shall be made to the company itself for shares which the company holds in its own share capital.

5.                             After completion of the winding up the books and documents of the liquidated company shall for seven years remain in the custody of a person who shall be capable of being appointed for that purpose by the general meeting of shareholders in their resolution to liquidate the company. If an appointment as aforesaid has not been made by the general meeting of shareholders, then the appointment shall be made by the liquidators.

FINAL PROVISION

Finally, the person appearing declared:

-                                           that the issued share capital of the company amounts to three hundred forty-eight thousand two hundred seventy-six euros and twenty-eight cents (EUR 348,276.28);

-                                           that the auditor’s statement as referred to in article 2:72 of the Dutch Civil Code is attached to this Deed;

-                                           that he has been appointed by the abovementioned general meeting of shareholders to apply for the declaration of no objection as mentioned in article 2:235 of the Dutch Civil Code and after obtaining that declaration to lay down and confirm the conversion and amendment of the articles of association by this notarial Deed;

-                                           that the abovementioned declaration of no objection was issued as appears from a Ministerial Declaration, attached to this Deed, under number B.V. 278766, dated the twentieth day of November two thousand and six.

The person appearing is known to me, civil law notary.

This Deed was executed in Amsterdam on the date mentioned in its heading.

After I, civil law notary, had conveyed and explained the contents of the Deed in substance to the person appearing, he declared that he had taken note of the contents of the Deed, was in agreement with the contents and did not wish them to be read out in full. Following a partial reading, the Deed was signed by the person appearing and by me, civil law notary.

(Signed): T.P.H. Olthoff, W.H. Bossenbroek

ISSUED FOR TRUE COPY

(Signed: W.H. Bossenbroek)